As filed with the Securities and Exchange
                                           Commission on February 20, 1997.


                                                  Registration No. 811-5278




                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
                                 FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
     ACT OF 1940                                       /  X  /


      Amendment No.   11                               /  X  /



                 THE NEW YORK TAX-EXEMPT INCOME FUND, INC.
-----------------------------------------------------------------
            (Exact Name of Registrant as Specified in Charter)

          6803 South Tucson Way, Englewood, Colorado 80112
-----------------------------------------------------------------
                 (Address of Principal Executive Offices)

                            303-768-3200
-----------------------------------------------------------------
                      (Registrant's Telephone Number)

                          ANDREW J. DONOHUE, ESQ.
                          OppenheimerFunds, Inc.
           Two World Trade Center, New York, New York 10048-0203
-----------------------------------------------------------------
                  (Name and Address of Agent for Service)

                                 FORM N-2

                 THE NEW YORK TAX-EXEMPT INCOME FUND, INC.

                           Cross Reference Sheet

Part A of
Form N-2
Item No.    Prospectus Heading

1           *
2           *
3           *
4           *
5           *
6           *
7           *
8           General Description of the Registrant
9           Management
10          Capital Stock, Long-Term Debt, and Other Securities
11          *
12          *
13          See Item 15 of the Statement of Additional Information

Part B of
Form N-2
Item No.    Heading In Statement of Additional Information

14          Cover Page
15          Table of Contents
16          *
17          See Item 8 of the Prospectus
18          Management
19          Control Persons and Principal Holders of Securities
20          See Item 9 of the Prospectus
21          Brokerage Allocation and Other Practices
22          See Item 10 of the Prospectus
23          Financial Statements

----------------
* Not applicable or negative answer.

                 THE NEW YORK TAX-EXEMPT INCOME FUND, INC.

                                  PART A

                   INFORMATION REQUIRED IN A PROSPECTUS



Item 1.   Outside Front Cover.

          Inapplicable.

Item 2.   Inside Front and Outside Back Cover Page.

          Inapplicable.

Item 3.   Fee Table and Synopsis.

          Inapplicable.

Item 4.   Financial Highlights.

          Inapplicable.

Item 5.   Plan of Distribution.

          Inapplicable.

Item 6.   Selling Shareholders.

          Inapplicable.

Item 7.   Use of Proceeds.

          Inapplicable.

Item 8.   General Description of the Fund.

     1. The New York Tax-Exempt Income Fund, Inc. (the "Fund") is a diversified closed-end management investment company incorporated under the laws of Minnesota on August 10, 1987.

     2., 3., and 4. The Fund's primary investment objective is to provide to the holders of the Fund's Common Stock, through investment in a professionally managed portfolio of tax-exempt New York Municipal Securities (defined below), current interest income exempt from both federal income tax (although such interest income may be subject to the federal alternative minimum tax as discussed below) and New York State and New York City income taxes. It is a secondary objective of the Fund to preserve and enhance the Fund's net asset value through investments in tax-exempt New York Municipal Securities that, in the opinion of OppenheimerFunds, Inc., the Fund's investment adviser (the "Adviser"), are underrated or represent municipal market sectors that are undervalued.


     Underrated Municipal Securities are those whose ratings do not, in the Adviser's opinion, reflect their true value. Obligations may be underrated because of the time that has elapsed since their most recent rating, or because of positive factors that may not have been fully taken into account by the rating agencies, or for other similar reasons. Undervalued municipal market sectors, on the other hand, refers to Municipal Securities of particular types or purposes (e.g., hospital bonds, industrial revenue bonds, or bonds issued by a particular municipal issuer) that, in the Adviser's opinion, are worth more than the value assigned to them in the marketplace.

     Municipal Securities may be undervalued because there is a temporary excess of supply in a particular market sector, or because of a general decline in the market price of Municipal Securities or a market sector for reasons that do not apply to the particular Municipal Securities that are considered undervalued. The Fund's investment in underrated or undervalued New York Municipal Securities will be based on the Adviser's belief that the prices of such Securities should ultimately reflect their true value. Under certain market conditions, such underrated or undervalued Municipal Securities may realize market appreciation, while in a declining market such Municipal Securities may experience less market depreciation than other Municipal Securities.

     Accordingly, "enhancement of net asset value" does not merely refer to market appreciation of the Fund's portfolio securities, and the Fund does not suggest that capital appreciation is itself an objective of the Fund. Instead, the objective of enhancement of net asset value is one of seeking to outperform the market by prudent selection of Municipal Securities, regardless of which direction the market may move. A shareholder of the Fund will realize a taxable gain upon the sale of shares at an appreciated net asset value or in the event of capital gain distributions by the Fund as discussed below in "Tax Status."

        Portfolio Investments. Except during temporary defensive periods, the Fund will, as a fundamental policy, invest at least 80% of its net assets in tax-exempt New York Municipal Securities. It is also a fundamental policy that 80% of the Fund's net assets will be securities rated at the time of purchase within the four highest grades for long-term securities or within the two highest grades for short-term loans, notes and commercial paper by Moody's Investors Services, Inc. ("Moody's"), or Standard & Poor's Corporation ("S&P")or another nationally recognized statistical rating organization. Municipal Securities rated "Baa" or "MIG2" by Moody's, or "BBB" or "SP-2" by S&P, although investment grade, may be subject to greater market fluctuations and risks of loss of income and principal than higher-rated Municipal Securities and may be considered to have speculative characteristics. A general description of Moody's & S&P's ratings of securities is set forth in Appendix A to this Prospectus. The Fund intends to emphasize investments in New York Municipal Securities with long-term maturities, but the degree of such emphasis will depend upon market conditions existing at the time of investment.


     The Fund may invest up to 20% of its net assets in unrated New York Municipal Securities or in New York Municipal Securities rated lower than the four highest grades for long-term securities, but no more than half of this amount (10% of the Fund's net assets) will be invested in such lower rated New York Municipal Securities. To the extent it does so, there may be somewhat greater risk because such unrated or lower rated Municipal Securities, although generally offering a higher current yield than higher rated securities, are generally less liquid and involve a greater risk of non-payment of principal and interest than higher rated securities. The Fund will invest in only unrated New York Municipal Securities which, in the opinion of the Adviser, have credit characteristics equivalent to New York Municipal Securities which have ratings qualifying them for investment by the Fund. The Fund will not invest in any rated New York Municipal Securities that are rated lower than Ba by Moody's or BB by S&P at the time of purchase.


     Interest on certain "private activity" bonds (as defined under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code")) is treated as a tax preference item under the alternative minimum tax provisions of federal tax law. Such "private activity" bonds currently constitute a very small percentage of the market in Municipal Securities (as defined herein). The Fund will not invest more than 20% of its net assets in such "private activity" bonds. To the extent the Fund invests in such "private activity" bonds, investors could be subject to alternative minimum taxation on the income from such investments. In the case of certain corporations, all tax-exempt income, including interest on bonds held by the Fund, may be included in computing the federal alternative minimum and environmental taxes.


        Temporary Investments. During temporary defensive periods (e.g. times when temporary imbalances of supply and demand or other temporary dislocations in the tax-exempt bond market adversely affect the price at which New York Municipal Securities are available), the Fund may invest any percentage of its net assets in taxable temporary investments, the income on which may be subject to either or both of New York State and New York City income taxes or to both federal and New York income taxes. The Fund will invest only in temporary investments which are U.S. Government securities or securities rated within the two highest grades by Moody's or S&P (including Municipal Securities the income from which is subject to New York State and New York City income taxes), and which mature within one year from the date of purchase. Temporary investments of the Fund may also include repurchase agreements as discussed below. The foregoing restrictions and other limitations discussed herein will apply only at the time of purchase of securities and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of an acquisition of securities.


     The foregoing investment objectives and policies are fundamental policies of the Fund and may not be changed without the approval of the majority of the outstanding shares of the Fund. As used in this Prospectus, a majority of the Fund's outstanding shares means the vote of: (i) 67% or more of the Fund's shares present at a meeting, if the holders of more than 50% of the Fund's shares are present or represented by proxy, or (ii) more than 50% of the Fund's shares, whichever is less.

        Municipal Securities. Municipal securities ("Municipal Securities") include debt obligations issued by states, cities and local authorities to obtain funds for various public purposes, including the construction of such public facilities as airports, bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Other public purposes for which Municipal Securities may be issued include the refinancing of outstanding obligations, the obtaining of funds for general operating expenses and for loans to other public institutions and facilities. In addition, certain industrial development bonds and pollution control bonds may be included within the term "Municipal Securities" if the interest paid thereon qualifies as exempt from federal income tax. New York Municipal Securities ("New York Municipal Securities") are Municipal Securities which bear interest that, in the opinion of bond counsel to the issuer, is exempt from federal and New York State and New York City income taxes. Neither the Fund nor the Adviser will make any special review for the Fund of the proceedings relating to the issuance of the New York Municipal Securities or of the basis for such opinions.

     The two principal classifications of Municipal Securities are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Industrial development and pollution control bonds are in most cases revenue bonds and do not generally constitute the pledge of credit or taxing power of the issuer of such bonds. There are, of course, variations in the security of Municipal Securities, both within a particular classification and between classifications, depending on numerous factors.

     Also included within the general category of Municipal Securities are participations in lease obligations or installment purchase contract obligations (hereinafter collectively called "lease obligations") of municipal authorities or entities.
Although lease obligations do not constitute general obligations of the municipality for which the municipality's taxing power is pledged, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. In addition to the "non-appropriation" risk, these securities represent a relatively new type of financing that has not yet developed the depth of marketability associated with more conventional bonds. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. The Fund will seek to minimize these risks by investing not more than 5% of its investment assets in lease obligations that contain "non-appropriation" clauses, and by investing in only those "non-appropriation" lease obligations where
(1) the nature of the leased equipment or property is such that its ownership or use is essential to a governmental function of the municipality, (2) the lease payments will commence amortization of principal at an early date resulting in an average life of seven years or less for the lease obligation, (3) appropriate covenants will be obtained from the municipal obligor prohibiting the substitution or purchase of similar equipment if lease payments are not appropriated, (4) the lease obligor has maintained good market acceptability in the past, (5) the investment is of a size that will be attractive to institutional investors, and (6) the underlying leased equipment has elements of portability and/or use that enhance its marketability in the event foreclosure on the underlying equipment was ever required. Municipal Securities also include obligations, such as tax-exempt notes, municipal commercial paper and municipal lease obligations, having relatively short-term maturities, although, as noted above, the Fund intends to emphasize investments in Municipal Securities with long-term maturities.


     The yields on Municipal Securities are dependent on a variety of factors, including the condition of the general money market and the Municipal Securities market, the size of a particular offering, the maturity of the obligations and the rating of the issue. The ratings of Moody's and S&P represent their opinions as to the quality of the Municipal Securities which they undertake to rate. It should be emphasized, however, that ratings are general and are not absolute standards of quality. Consequently, Municipal Securities with the same maturity, coupon and rating may have different yields while obligations of the same maturity and coupon with different ratings may have the same yield. The market value of outstanding Municipal Securities will vary with changes in prevailing interest rate levels and as a result of changing evaluations of the ability of their issuers to meet interest and principal payments. Ratings may be changed, suspended or withdrawn as a result of changes in information obtained by Moody's or S&P, or unavailability of such information, or for other circumstances. Such events may adversely affect the market value of the subject Municipal Securities.


     Securities of issuers of Municipal Securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Bankruptcy Reform Act of 1978. In addition, the obligations of such issuers may become subject to the laws enacted in the future by Congress, state legislatures or referenda extending the time for payment of principal and/or interest, or imposing other constraints upon enforcement of such obligations or upon municipalities to levy taxes. There is also the possibility that, as a result of legislation or other conditions, the power or ability of any issuer to pay, when due, the principal of and interest on its Municipal Securities may be materially affected.

        Credit Risk and Interest Rate Risk. The values of Municipal Securities will vary as a result of changing evaluations by rating services and investors of the ability of the issuers of such securities to meet the interest and principal payments. These credit risks relates to the ability of the issuer of a Municipal Security to make interest or principal payments on the security as they become due. While the Manager may rely to some extent on credit ratings by nationally recognized rating agencies, such as Standard & Poor's or Moody's, in evaluating the credit risk of securities selected for the Fund's portfolio, it may also use its own research and analysis. However, many factors affect an issuer's ability to make timely payments, and there can be no assurance that the credit risks of a particular security will not change over time.


     Municipal Securities are also subject to interest rate risks whereby values will also change in response to changes in interest rates. Should interest rates rise, the values of outstanding Municipal Securities will probably decline and (if purchased at principal amount) would sell at a discount. If interest rates fall, the values of outstanding Municipal Securities will probably increase and (if purchased at principal amount) would sell at a premium. Changes in the values of the Fund's Municipal Securities from these or other factors will not affect interest income derived from these securities but will affect the Fund's net asset value per share.


        Floating Rate/Variable Rate Obligations. Some of the Municipal Securities the Fund may purchase may have variable or floating interest rates whereby the rate of interest is not fixed but varies with changes in specified market rates or indexes, such as a bank prime rate or a tax-exempt money market index. Variable rates are adjustable at stated periodic intervals. Floating rates are automatically adjusted according to a specified market rate for such investments, such as the percentage of the prime rate of a bank, or the 90-day U.S. Treasury Bill rate. Such obligations may be secured by bank letters of credit or other credit support arrangements.


        Inverse Floaters and Other Derivative Investments. The Fund may invest in certain municipal "derivative investments." The Fund may use some derivative investments for hedging purposes, and may invest in others because they offer the potential for increased income and principal value. In general, a "derivative investment" is a specially-designed investment whose performance is linked to the performance of another investment or security, such as an option, future or index. In the broadest sense, derivative investments include exchange-traded options and futures contracts (please refer to "Financial Futures and Options Transactions," below).

     The Fund may invest in "inverse floater" variable rate bonds, a type of derivative investment whose yields move in the opposite direction as short-term interest rates change. As interest rates rise, inverse floaters produce less current income. Their price may be more volatile than the price of a comparable fixed-rate security. Some inverse floaters have a "cap" whereby if interest rates rise above the "cap," the security pays additional interest income. If rates do not rise above the "cap," the Fund will have paid an additional amount for a feature that proves worthless. The Fund may also invest in municipal securities that pay interest that depends on an external pricing mechanism, also a type of derivative investment. Examples of external pricing mechanisms are interest rate swaps or caps and municipal bond or swap indices. The Fund anticipates that under normal circumstances it will invest no more than 10% of its net assets in inverse floaters.

     The risks of investing in derivative investments include not only the ability of the issuer of the derivative investment to pay the amount due on the maturity of the investment, but also the risk that the underlying security on which the derivative is based, and that derivative itself, might not perform the way the Adviser expected it to perform. That can mean that the Fund will realize less income than expected. Another risk of investing in derivative investments is that their market value could be expected to vary to a much greater extent than the market value of municipal securities that are not derivative investments but have similar credit quality, redemption provisions and maturities.


   Special Investment Considerations - New York Municipal Securities. As explained in the Prospectus, the Fund is highly sensitive to the fiscal stability of New York State (the "State") and its subdivisions, agencies, instrumentalities or authorities, including New York City, which issue the Municipal Securities in which the Fund concentrates its investments. The following information on risk factors in concentrating in New York Municipal Securities is only a summary, based on official statements relating to offerings of New York issuers of Municipal Securities on or prior to July 15, 1996 with respect to offerings of the State and December 18, 1996 with respect to offerings of New York City, and no representation is made as to the accuracy of such information.


     During the mid-1970's the State, some of its agencies, instrumentalities and public benefit corporations (the "Authorities"), and certain of its municipalities faced serious financial difficulties. To address many of these financial problems, the State developed various programs, many of which were successful in ameliorating the financial crisis. Any further financial problems experienced by these Authorities or municipalities could have a direct adverse effect on the New York Municipal Securities in which the Fund invests.



New York City


     General. More than any other municipality, the fiscal health of New York City (the "City") has a significant effect on the fiscal health of the State. The national economic downturn which began in July 1990 adversely affected the local economy which had been declining since late 1989. As a result, the City experienced job losses in 1990 and 1991 and real Gross City Product ("GCP") fell in those two years. Beginning in 1992, the improvement in the national economy helped stabilize conditions in the City. Employment losses moderated toward year-end and real GCP increased, boosted by strong wage gains. After noticeable improvements in the City's economy during 1994, economic growth slowed in 1995, and the City's current four-year financial plan assumes that moderate economic growth will continue.


     For each of the 1981 through 1996 fiscal years, the City achieved balanced operating results as reported in accordance with generally accepted accounting principles ("GAAP"). The City was required to close substantial budget gaps in recent years in order to maintain balanced operating results. There can be no assurance that the City will continue to maintain a balanced budget as required by State law, or that it can maintain a balanced budget without additional tax or other revenue increases or additional reductions in City services of programs, which could adversely affect the City's economic base.


     The Mayor is responsible for preparing the City's four-year financial plan, including the City's current financial plan for the 1997 through 2000 fiscal years (the "1997-2000 Financial Plan", "Financial Plan" or "City Plan"). On November 14, 1996, the City submitted to the Control Board the Financial Plan for the 1997-2000 fiscal years, which is a modification to a financial plan submitted to the Control Board on June 21, 1996 (the "June Financial Plan") and which relates to the City, the Board of Education ("BOE") and the City University of New York.


     The City's projections set forth in the City Plan are based on various assumptions and contingencies which are uncertain and which may not materialize. Changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and to meet its annual cash flow and financing requirements. Such assumptions and contingencies include the condition of the regional and local economies, the impact on real estate tax revenues of the real estate market, wage increases for City employees consistent with those assumed in the City Plan, employment growth, the ability to implement reductions in City personnel and other cost reduction initiatives, the ability of the New York City Health and Hospitals Corporation ("HHC") and the BOE to take actions to offset reduced revenues, the ability to complete revenue generating transactions, provision of State and Federal aid and mandate relief and the impact on City revenues of proposals for Federal and State welfare reform and any future legislation affecting Medicare or other entitlements.


     Implementation of the City Plan is also dependent upon the City's ability to market its securities successfully in the public credit markets. The City's financing program for fiscal years 1997 through 2000 contemplates the issuance of $7.7 billion of general obligation bonds and $4.5 billion of bonds to be issued by the proposed New York City Infrastructure Finance Authority ("IFA") primarily to reconstruct and rehabilitate the City's infrastructure and physical assets and to make other capital investments. The creation of the IFA is subject to the enactment of State legislation. In addition, the City issues revenue and tax anticipation notes to finance its seasonal working capital requirements. The success of projected public sales of City bonds and notes and IFA notes will be subject to prevailing market conditions, and no assurance can be given that such sales will be completed. If the City were unable to sell its general obligation bonds and notes or bonds of the proposed IFA, it would be prevented from meeting its planned operating and capital expenditures.
Future developments concerning the City and public discussion of such developments, as well as prevailing market conditions, may affect the market for outstanding City general obligation bonds and notes.


     The City Comptroller and other agencies and public officials have issued reports and make public statements which, among other things, state that projected revenues may be less and future expenditures may be greater than forecasted in the City Plan. It is reasonable to expect that such reports and statements will continue to be issued and to engender public comment.


     1997-2000 Financial Plan.   The June Financial Plan set forth
actions to close a previously projected gap of approximately $2.6 billion in the 1997 fiscal year. The proposed actions in the June Financial Plan for the 1997 fiscal year included (i) agency actions totaling $1.2 billion; (ii) a revised tax reduction program which would increase projected tax revenues by $369 million due to the four year extension of the 12.5% personal income tax surcharge and other actions; (iii) savings resulting from cost containment in entitlement programs to reduce City expenditures and additional proposed State aid of $74 million; (iv) the assumed receipt of revenues relating to rent payments for the City's airports, which are currently the subject of a dispute with the Port Authority of New York and New Jersey (the "Port Authority"); (v) the sale of the City's television station for $207 million; and (vi) pension cost savings totaling $134 million resulting from a proposed increase in the earnings assumption for pension assets from 8.5% to 8.75%.


     The 1997-2000 Financial Plan published on November 14, 1996 reflects actual receipts and expenditures and changes in forecast revenues and expenditures since the June Financial Plan. The 1997-2000 Financial Plan projects revenues and expenditures for the 1997 fiscal year balanced in accordance with GAAP, and projects gaps of $1.2 billion, $2.1 billion and $3.0 billion for the 1998, 1999 and 2000 fiscal years, respectively. Changes since the June Financial Plan include (i) an increase in projected tax revenues of $450 million, $120 million, $50 million and $45 million in fiscal years 1997 through 2000, respectively; (ii) a delay in the assumed receipt of $304 million relating to projected rent payments for the City airports from the 1997 fiscal year to the 1998 and 1999 fiscal years, and a $34 million reduction in assumed State and Federal aid for the 1997 fiscal year ; (iii) an approximately $200 million increase in projected overtime and other expenditures in each of the fiscal years 1997 through 2000; (iv) a $70 million increase in expenditures for BOE in the 1997 fiscal year for school text books;
(v) a reduction in projected pension costs of $34 million, $50 million, $49 million and $47 million in fiscal years 1997 through 2000, respectively; and (vi) additional agency actions totaling $179 million, $386 million, $473 million and $589 million in fiscal years 1997 through 2000, including personnel reductions through attrition and early retirement.


     The Financial Plan assumes (i) approval by the Governor and the State Legislature of the extension of the 12.5% personal income tax surcharge, which is scheduled to expire on December 31, 1996 and is projected to provide revenue of $170 million, $463 million, $492 million, and $521 million, in the 1997 through 2000 fiscal years, respectively; (ii) collection of the projected rent payments for the City's airports, totaling $270 million and $180 million in the 1998 and 1999 fiscal years, respectively, which may depend on the successful completion of negotiations with the Port Authority or the enforcement of the City's rights under the existing leases thereto through pending legal actions; (iii) the ability of HHC and BOE to identify actions to offset substantial City and State revenue reductions and the receipt by BOE of additional State aid;
(iv) State approval of the cost containment initiatives and State aid proposed by the City; and (v) a reduction in City funding for labor settlements for certain public authorities or corporations. Legislation extending the 12.5% personal income tax surcharge beyond December 31, 1996., was not enacted in the special legislative session held in December 1996. Such legislation may be enacted in the 1997 State legislative session. The Financial Plan does not reflect any increased costs which the City might incur as a result of welfare legislation recently enacted by Congress or legislation proposed by the Governor, which would, if enacted, implement such Federal welfare legislation. In addition, the economic and financial condition of the City may be affected by various financial, social, economic and political factors which could have a material effect on the City.


     The City's financial plans have been the subject of extensive public comment and criticism. On February 28, 1996, Fitch Investors Service, L.P. ("Fitch") placed the City's general obligation bonds on FitchAlert with negative implications. On November 5, 1996, Fitch removed the City's general obligation bonds from FitchAlert, although Fitch stated that the outlook remains negative.


     Ratings. Moody's has rated the City's general obligation bonds Baa1. Standard & Poor's has rated the bonds BBB+. Fitch has rated the bonds A-. These ratings do not reflect any bond insurance relating to any portion of the bonds. The city expects that ratings on the Financial Guaranty Insured Bonds and the AMBAC Insured Bonds will be received prior to January 7, 1997. The ratings on the Financial Guaranty Insured Bonds and the AMBAC Insured Bonds will be based on the insurance policies to be issued by Financial Guaranty and AMBAC Indemnity, respectively. Bonds insured to maturity by Financial Guaranty are rated "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch. Such ratings reflect only the views of Moody's, Standard & Poor's and Fitch, from which an explanation of the significance of such ratings will continue for any given period of time or that they will not be revised downward or withdrawn entirely. Any such downward revision or withdrawal could have an adverse effect on the market prices of the bonds.


     Outstanding Net Indebtedness.  As of September 30, 1996, the
City and the Municipal Assistance Corporation for the City of New
York had, respectively, $20.099 billion and $3.889 billion of outstanding net long-term debt.


     The City depends on the State for State aid both to enable the City to balance its budget and to meet its cash requirements.
There can be no assurance that there will not be reductions in State aid to the City from amounts currently projected or that State budgets in future fiscal years will be adopted by the April
1 statutory deadline or that any such reductions or delays will not have adverse effects on the City's cash flow or expenditures.


     Litigation. The City is a defendant in lawsuits pertaining to material matters, including claims asserted which are incidental to performing routine governmental and other functions. This litigation includes, but is not limited to, actions commenced and claims asserted against the City arising out of alleged torts, alleged breaches of contracts, alleged violations of law and condemnation proceedings. As of June 30, 1996 and 1995, claims in excess of $380 billion and $311 billion, respectively, were outstanding against the City for which the City estimates its potential future liability to be $2.8 billion and $2.5 billion, respectively.


New York State

     The State has historically been one of the wealthiest states in the nation. For decades, however, the State economy has grown more slowly than that of the nation as a whole, resulting in the gradual erosion of its relative economic affluence. The causes of this relative decline are varied and complex, in many cases involving national and international developments beyond the State's control.

     Recent Developments. The national economy has resumed a more robust rate of growth after a "soft landing" in 1995, with over 11 million jobs added nationally since early 1992. The State economy has continued to expand, but growth remains somewhat slower than in the nation. Although the State has added approximately 240,000 jobs since late 1992, employment growth in the State has been hindered during recent years by significant cutbacks in the computer and instrument manufacturing, utility, defense and banking industries. Government downsizing has also moderated these job gains.


     The 1996-1997 New York State Financial Plan (the "State Plan") is based on the State's economy showing modest expansion during the first half of 1996, but that some slowdown is projected during the second half of the year. Although industries that export goods and services are expected to continue to do well, growth is expected to be slowed by government cutbacks at all levels and by tight fiscal constraints on health and social services. On an average annual basis, employment growth in the State is expected to be up slightly from the 1995 rate. Personal income recorded moderate gains in 1996. Bonus payments in the securities industry are expected to increase further from last year's record level.


     The State Plan is based upon forecasts of national and State economic activity developed through both internal analysis and review of State and national economic forecasts prepared by commercial forecasting services and other public and private forecasters. Economic forecasts have frequently failed to predict accurately the timing and magnitude of changes in the national and the State economies. Many uncertainties exist in forecasts of both the national and State economies, including consumer attitudes toward spending, the extent of corporate and governmental restructuring, federal fiscal and monetary policies, the level of interest rates, and the condition of the world economy, which could have an adverse effect on the State. There can be no assurance that the State economy will not experience results in the current fiscal year that are worse than predicted, with corresponding material and adverse effects on the State's projections of receipts and disbursements.


     The 1996-97 Fiscal Year. The State's General Fund (the major operating Fund of the State) was projected in the State Plan to be balanced on a cash basis for the 1996-97 fiscal year. The State Plan projected General Fund receipts and transfers from other funds at $33.17 billion, an increase of $365 million from the prior fiscal year, and disbursements and transfers to other funds at $33.12 billion, an increase of $444 million from the total disbursed in the prior fiscal year.


     Projections of total State receipts in the State Financial Plan are based on the State tax structure in effect during the fiscal year and on assumptions relating to basic economic factors and their historical relationships to State tax receipts. In preparing projections of State receipts, economic forecasts relating to personal income, wages, consumption, profits and employment have been particularly important. The projection of receipts from most tax or revenue sources is generally made by estimating the change in yield of such tax or revenue source caused by economic and other factors, rather than by estimating the total yield of such tax or revenue source from its estimated tax base. The forecasting methodology, however, ensures that State fiscal year estimates for taxes that are based on a computation of annual liability, such as the business and personal income taxes, are consistent with estimates of total liability under such taxes.


     Projections of total State disbursements are based on assumptions relating to economic and demographic factors, levels of disbursements for various services provided by local governments (where cost is partially reimbursed by the State), and the results of various administrative and statutory mechanisms in controlling disbursements for State operations. Factors that may affect the level of disbursements in the fiscal year include uncertainties relating to the economy of the nation and the State, the policies of the federal government, and changes in the demand for and use of State services.


     In recent years, State actions affecting the level of receipts and disbursements, the relative strength of the State and regional economy, actions of the federal government and other factors, have created structural gaps for the State. These gaps resulted from a significant disparity between recurring revenues and the costs of maintaining or increasing the level of support for State programs. To address a potential imbalance in any given fiscal year, the State would be required to take actions to increase receipts and/or reduce disbursements as it enacts the budget for that year, and under the State Constitution, the Governor is required to propose a balanced budget each year. There can be no assurance, however, that the Legislature will enact the Governor's proposals or that the State's actions will be sufficient to preserve budgetary balance in a given fiscal year or to align recurring receipts and disbursements in future fiscal years.


     Composition of State Governmental Funds Group. Substantially all State non-pension financial operations are accounted for in the State's governmental funds group. Governmental funds include the General Fund, which receives all income not required by law to be deposited in another fund; Special Revenue Funds, which receive the preponderance of moneys received by the State from the Federal government and other income the use of which is legally restricted to certain purposes; Capital Projects Funds, used to finance the acquisition and construction of major capital facilities by the State and to aid in certain of such projects conducted by local governments or public authorities; and Debt Service Funds, which are used for the accumulation of moneys for the payment of principal of and interest on long-term debt and to meet lease-purchase and other contractual-obligation commitments.


     Local Government Assistance Corporation ("LGAC"). In 1990, as part of a State fiscal reform program, legislation was enacted creating LGAC, a public benefit corporation empowered to issue long-term obligations to fund certain payments to local governments traditionally funded through the State's annual seasonal borrowing. The legislation authorized LGAC to issue its bond and notes in an amount not in excess of $4.7 billion (exclusive of certain refunding bonds) plus certain other amounts. Over a period of years, the issuance of these long-term obligations, which are to be amortized over no more than 30 years, was expected to eliminate the need for continued short-term seasonal borrowing. The legislation also dedicated revenues equal to one-quarter of the four cent State sales and use tax to pay debt service on these bonds. The legislation also imposed a cap on the annual seasonal borrowing of the State at $4.7 billion, less net proceeds of bonds issued by LGAC and bonds issued to provide for capitalized interest, except in cases where the Governor and the legislative leaders have certified the need for additional borrowing and provided a schedule for reducing it to the cap. If borrowing above the cap is thus permitted in any fiscal year, it is required by law to be reduced to the cap by the fourth fiscal year after the limit was first exceeded. This provision capping the seasonal borrowing was included as a covenant with LGAG's bondholders in the resolution authorizing such bonds.


     As of June 1995, LGAC had issued bonds and notes to provide net proceeds of $4.7 billion completing the program. The impact of LGAC's borrowing is that the State is able to meet its cash flow needs in the first quarter of the fiscal year without relying on short-term seasonal borrowings. The State Plan includes no seasonal borrowing.


     Authorities. The fiscal stability of the State is related to the fiscal stability of its public authorities ("Authorities"). Authorities have various responsibilities, including these which finance, construct and/or operate revenue-producing public facilities. Authorities are not subject to the constitutional restrictions on the incurrence of debt which apply to the State itself, and may issue bonds and notes within the amounts, and restrictions set forth in, their legislative authorization. As of September 30, 1995, there were 17 Authorities that had outstanding debt of $100 million or more. The aggregate outstanding debt, including refunding bonds, of these 17 Authorities was $73.45 billion as of September 30, 1995.


     Authorities are generally supported by revenues generated by the projects financed or operated, such as fares, user fees on bridges or tunnels, highway tolls, rentals for dormitory rooms and housing units and charges for occupancy at medical care facilities. In addition, State legislation authorizes several financing techniques for Authorities. Also, there are statutory arrangements providing for State local assistance payments otherwise payable to localities to be made under certain circumstances to Authorities. Although the State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to Authorities under these arrangements, if local assistance payments are diverted the affected localities could seek additional State assistance. Some Authorities also receive moneys from State appropriations to pay for the operating costs of certain of their programs.


     Ratings. On January 13, 1992, Standard & Poor's reduced its ratings on the State's general obligation bonds from A to A- and, in addition, reduced its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. Standard & Poor's also continued its negative rating outlook assessment on State general obligation debt. On April 26, 1993, Standard & Poor's revised the rating outlook assessment to stable. On February 14, 1994, Standard & Poor's raised its outlook to positive and, on October 3, 1995, confirmed its A-rating. On January 6, 1992, Moody's reduced its ratings on outstanding limited-liability State lease purchase and contractual obligations from A to Baa1. On October 2, 1995, Moody's reconfirmed its A rating on the State's general obligation long-term indebtedness. Ratings reflect only the respective views of such organizations, and an explanation of the significance of such ratings may be obtained from the rating agency furnishing the same. There is no assurance that a particular rating will continue for any given period of time or that any such rating will not be revised downward or withdrawn entirely, if in the judgment of the agency originally establishing the rating, circumstances so warrant. A downward revision or withdrawal of such ratings, or either of them, may have an effect on the market price of the New York State Municipal Securities in which the Fund invests.


     General Obligation Debt. As of March 31, 1996, the State had approximately $5.05 billion in general obligation bonds, including $294 million in bond anticipation notes outstanding. Principal and interest due on general obligation bonds and interest due on bond anticipation notes were $735 million for the 1995-96 fiscal year and are estimated to be $719 million for the State's 1996-97 fiscal year.


     Litigation.   The State is a defendant in numerous legal
proceedings pertaining to matters incidental to the performance of routine governmental operations. Such litigation includes, but is not limited to, claims asserted against the State arising from alleged torts, alleged breaches of contracts, condemnation proceedings and other alleged violations of State and Federal laws. These proceedings could affect adversely the financial condition of the State in the 1996-1997 fiscal year or thereafter.


     The State believes that the State Plan includes sufficient reserves for the payment of judgments that may be required during the 1996-97 fiscal year. There can be no assurance, however, that an adverse decision in any of these proceedings would not exceed the amount the State Plan reserves for the payment of judgments and, therefore, could affect the ability of the State to maintain a balanced 1996-1997 State Plan. In its audited financial statements for the fiscal year ended March 31, 1996, the State reported its estimated liability for awarded and anticipated unfavorable judgments at $474 million.


     In addition, the State is party to other claims and litigations which its counsel has advised are not probable of adverse court decisions. Although, the amounts of potential losses, if any, are not presently determinable, it is the State's opinion that its ultimate liability in these cases is not expected to have a material adverse effect on the State's financial position in the 1996-97 fiscal year or thereafter.


     Other Localities. Certain localities in addition to the City could have financial problems leading to requests for additional State assistance during the State's 1996-97 fiscal year and thereafter. The potential impact on the State of such actions by localities is not included in the projections of the State receipts and disbursements in the State's 1996-97 fiscal year.


     Fiscal difficulties experienced by the City of Yonkers ("Yonkers") resulted in the creation of the Financial Control Board for the City of Yonkers (the "Yonkers Board") by the State in 1984. The Yonkers Board is charged with oversight of the fiscal affairs of Yonkers. Future actions taken by the Governor or the State Legislature to assist Yonkers could result in increased State expenditures for extraordinary local assistance.


Other Investment Techniques and Strategies. The Fund may also use the investment techniques and strategies described below. These techniques involve certain risks.

        When-Issued and Delayed Delivery Transactions. The Fund may purchase and sell Municipal Securities (up to 20% of the net assets of the Fund) on a when-issued or delayed delivery basis. When-issued and delayed delivery transactions arise when securities are purchased or sold with payment and delivery beyond the regular settlement date. When-issued and delayed delivery transactions normally settle within 120 days. In such transactions, the payment obligation and the interest rate are fixed at the time the buyer enters into the commitment. The Fund will maintain, in a segregated account with the custodian of the Fund, liquid assets of any type, including equity and debt securities of any grade, having an aggregate value equal to the amount of such payment obligation until payment is made. The commitment to purchase securities on a when-issued or delayed delivery basis may involve an element of risk because the value of the securities is subject to market fluctuation; the value at delivery may be more or less than the purchase price. Since the Fund relies on the buyer or seller, as the case may be, to consummate the transaction, failure by the other party to complete the transaction may result in the Fund missing the opportunity of obtaining a price or yield considered to be advantageous. No interest accrues to the purchaser prior to settlement of the transaction, and at the time of delivery the market value may be less than cost.


        Financial Futures and Options Transactions. The Fund may attempt to hedge all or a portion of its investment portfolio against market risk by engaging in transactions in financial futures contracts or options on financial futures, including options that either are based on an index of long-term Municipal Securities or relate to debt securities whose prices are anticipated by the Adviser to correlate with the prices of the Municipal Securities owned by the Fund. To accomplish such hedging, the Fund may take a position in a futures contract or in an option which is expected to move in the opposite direction from the position being hedged. The use of futures and options for hedging purposes can be expected to result in taxable income to the shareholders of the Fund.

     The sale of financial futures or the purchase of put options on financial futures or on debt securities or indexes is a means of hedging against the risk of rising interest rates, whereas the purchase of financial futures or of call options on financial futures or on debt securities or indexes is a means of hedging the Fund's portfolio against an increase in the price of securities the Fund intends to purchase. Writing a call option on a futures contract or on debt securities or indexes may serve as a hedge against a modest decline in prices of Municipal Securities held in the Fund's portfolio, and writing a put option on a futures contract or on debt securities or indexes may serve as a partial hedge against an increase in the value of Municipal Securities the Fund intends to acquire.


     A futures contract is a contract between a seller and a buyer for the sale and purchase of specified property at a specified future date for a specified price. An option is a contract that gives the holder of the option the right, but not the obligation, to buy (in the case of a call option) specified property from, or to sell (in the case of a put option) specified property to, the writer of the option for a specified price during a specified period prior to the option's expiration. Financial futures contracts and options cover specified debt securities (such as U.S. Treasury securities) or indexes designed to correlate with price movements in certain categories of debt securities. On at least one exchange, futures contracts trade on an index designed to correlate with the long-term municipal bond market. Financial futures contracts and options on financial futures contracts are traded on exchanges regulated by the Commodity Futures Trading Commission ("CFTC"). Options on certain financial instruments and financial indexes are traded in securities markets regulated by the Securities and Exchange Commission. Although futures contracts and options on specified financial instruments call for settlement by delivery of the financial instruments covered by the contracts, in most cases positions in these contracts are closed out by entering into offsetting liquidating or closing transactions. Index futures and options are designed for cash settlement only.

     There are certain risks associated with the use of financial futures and options to hedge investment portfolios. There may be imperfect correlation between price movements of the portfolio securities being hedged and the hedging positions. Losses may be incurred in hedging transactions, which could reduce the portfolio gains that might have been realized if the hedging transaction had not been entered into. The ability to close out positions in futures and options depends upon the existence of a liquid market, which may not exist for all futures and options at all times. If the Fund engages in futures transactions or in the writing of options on futures, it will be required to maintain initial margin and variation margin in accordance with applicable rules of the exchanges and the CFTC. If the Fund purchases a financial futures contract or a call option or writes a put option in order to hedge the anticipated purchase of Municipal Securities, and if the Fund fails to complete the anticipated purchase transaction, the Fund may experience a loss or a gain on the futures or options transaction that will not be offset by price movements in the Municipal Securities that were the subject of the anticipatory hedge. The cost of purchasing options on debt securities or indexes effectively increases the cost of the securities subject to them, thereby reducing the yield otherwise available from such securities.

     Although certain risks are involved in futures and options transactions, because these transactions will be engaged in by the Fund only for hedging purposes, these futures and options portfolio strategies should not subject the Fund to those risks frequently associated with speculation in futures or options transactions. Regulations of the CFTC applicable to the Fund require that transactions in futures and options on futures be engaged in only for bona-fide hedging purposes, and that no such transactions may be entered into by the Fund if the aggregate initial margin deposits and premiums paid by the Fund exceed 5% of the market value of its assets. In addition, the Fund is subject to the tax requirement that it derive less than 30% of its gross income from the sale or other disposition of securities held for less than three months. With respect to its engaging in transactions involving the purchase or writing of put and call options on debt securities or indexes, the Fund will not purchase such options if more than 5% of its assets would be invested in the premiums for such options, and it will only write "covered" or "secured" options, wherein the securities or cash required to be delivered upon exercise are held by the Fund, with such cash being maintained in a segregated account. These requirements and limitations may limit the Fund's ability to engage in hedging transactions.

        Repurchase Agreements. As temporary investments, the Fund may invest in repurchase agreements. A repurchase agreement is a contractual agreement whereby the seller of securities (U.S. Government obligations or Municipal Securities) agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund's holding period. Repurchase agreements are considered to be loans under the 1940 Act collateralized by the underlying security that is the subject of the repurchase contract. Income generated from transactions in repurchase agreements will be taxable. The Fund will only enter into repurchase agreements with registered securities dealers or domestic banks that, under Board approved procedures, present minimal credit risk. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon repurchase price on the delivery date. The value of the underlying collateral at the time a repurchase agreement is entered into always equals or exceeds the agreed-upon repurchase price; however, in the event of default and the sale of the collateral, the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. The Adviser will monitor the value of the collateral at the time the transaction is entered into and at all times subsequent during the term of the repurchase agreement in an effort to determine that the value always equals or exceeds the agreed-upon repurchase price. In the event the value of the collateral declines below the repurchase price, the Adviser will demand additional collateral from the seller to increase the value of the collateral to at least that of the repurchase price.

        Illiquid and Restricted Securities. Under the policies and procedures established by the Fund's Board of Directors, the Adviser determines the liquidity of certain of the Fund's investments. Investments may be illiquid because of the absence of an active trading market, making it difficult to value them or dispose of them promptly at an acceptable price. A restricted security is one that has a contractual restriction on its resale or which cannot be sold publicly until it is registered under the Securities Act of 1933. The Fund will not invest more than 10% of its net assets in illiquid or restricted securities (The Board may
increase that limit to  to 15%.)   The Fund's percentage limitation
on these investments does not apply to certain restricted securities that are eligible for resale to qualified institutional purchasers. The Adviser monitors holdings of illiquid securites on an ongoing basis and at times the Fund may be required to sell some holdings to maintain adequate liquidity.



Other Investment Restrictions. The Fund has adopted the following investment restrictions, which together with its investment objectives, are fundamental policies changeable only with the approval of the holders of a "majority" of the Fund's outstanding voting securities, defined in the 1940 Act as the affirmative vote of the lesser of (a) more than 50% of the outstanding Shares of the Fund, or (b) 67% or more of the Shares present or represented by proxy at a meeting if more than 50% of the Fund's outstanding Shares are represented at the meeting in person or by proxy. Under these restrictions, the Fund will not do any of the following:


     1. The Fund will not issue senior securities as defined in the Investment Company Act of 1940 (the "1940 Act"), except to the extent such issuance might be involved with respect to borrowings described under subparagraph (3) below or with respect to transactions involving futures contracts or the writing of options within the limits described herein;

     2. The Fund will not make short sales of securities or purchase any securities on margin (except for such short-term credits as are necessary for the clearance of transactions), or write or purchase put or call options, except to the extent that the purchase of a stand-by commitment may be considered the purchase of a put, and except for transactions involving options within the limits described herein;


     3. The Fund will not borrow money, except from banks for temporary or emergency purposes or for repurchase of its shares, and then only in an amount not exceeding one-third of the value of the Fund's total assets including the amount borrowed. While any such borrowings exceed 5% of the Fund's total assets, no additional purchases of investment securities will be made;

     4. The Fund will not underwrite any issue of securities, except to the extent that the purchase of Municipal Securities in accordance with its investment objectives, policies and limitations may be deemed to be an underwriting;

     5. The Fund will not invest more than 25% of its total assets in securities of issuers in any one industry; provided, however, that such limitations shall not be applicable to Municipal Securities issued by governments or political subdivisions of governments, and obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

     6. The Fund will not purchase or sell real estate, but this shall not prevent the Fund from investing in Municipal Securities secured by real estate or interests therein;

     7. The Fund will not purchase or sell commodities or commodities contracts, except for transactions involving futures contracts within the limits described herein;

     8. The Fund will not make loans, other than by entering into repurchase agreements and through the purchase of Municipal
Securities or temporary investments in accordance with its investment objectives, policies and limitations;

     9.   The Fund will not invest in securities other than New
York Municipal Securities and temporary investments, as those terms are defined herein;

     10. The Fund will not invest more than 5% of its total assets in securities of any one issuer, except that this limitation shall not apply to securities of the U.S. Government, its agencies and instrumentalities or to the investment of 25% of its total assets;

     11. The Fund will not pledge, mortgage or hypothecate its assets, except that, to secure borrowings permitted by subparagraph
(3) above, it may pledge securities having a market value at the time of pledge not exceeding 20% of the value of the Fund's total assets;

     12. The Fund will not invest more than 10% of its total assets in repurchase agreements maturing in more than seven days;
or

     13. The Fund will not purchase or retain the securities of any issuer other than the securities of the Fund if, to the Fund's knowledge, those directors of the Fund, or those officers and directors of the Adviser, who individually own beneficially more than 1/2 of 1% of the outstanding securities of such issuer, together own beneficially more than 5% of such outstanding securities.

     For the purpose of applying the limitation set forth in subparagraph (10) above, an issuer shall be deemed a separate issuer when its assets and revenues are separate from other governmental entities and its securities are backed only by its assets and revenues. Similarly, in the case of a non-governmental user, such as an industrial corporation or a privately owned or operated hospital, if the security is backed only by the assets and revenues of the non-governmental user then such non-governmental user would be deemed to be the sole issuer. Where a security is also backed by the enforceable obligations of a superior governmental entity, it shall be included in the computation of securities owned that are issued by such superior governmental entity. If, however, a security is guaranteed by a governmental entity or some other entity, such as a bank guarantee or letter of credit, such a guarantee or letter of credit would be considered a separate security and would be treated as an issue of such government, other entity or bank. Unless the prospectus states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment, and the Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.


     5. The shares of the Fund's common stock (the "Shares") are listed and traded on the American Stock Exchange (the "AMEX"). The following table sets forth for the Shares for the periods indicated: (a) the per Share high sales price on the AMEX, the net asset value per share as of such day and the premium or discount (expressed as a percentage of net asset value) represented by the difference between such high sales price and the corresponding net asset value, (b) the per Share low sales price on the AMEX, the net asset value per Share as of such day and the premium or discount (expressed as a percentage of net asset value) represented by the difference between such low sales price and the corresponding net asset value.


               Market Price High;(1)    Market Price Low; (1)
               NAV  and Premium/        NAV and Premium/
Quarter Ended  (Discount) That Day (2)   (Discount) That Day (2)
1/31/95        Market: $9.50            Market:$8.88
               NAV:$9.33                    NAV:$9.04
               Premium/(Discount): 1.82%    Premium/(Discount):(1.77)%

4/30/95        Market: $10.00           Market:$9.25
               NAV:$9.69                    NAV:$9.35
               Premium/(Discount): 3.20%    Premium/(Discount):(1.07)%

7/31/95        Market: $10.50           Market:$9.44
               NAV:$9.85                    NAV:$9.64
               Premium/(Discount): 6.60%    Premium/(Discount):(2.07)%

10/31/95       Market: $10.25           Market:$9.50
               NAV:$9.82                    NAV:$9.60
               Premium/(Discount): 4.38%    Premium/(Discount):(1.04)%

1/31/96        Market: $10.50           Market:$9.63
               NAV:$9.96                    NAV:$9.78
               Premium/(Discount): 5.42%    Premium/(Discount):(1.53)%

4/30/96        Market: $10.50           Market:$9.38
               NAV:$9.96                    NAV:$9.54
               Premium/(Discount): 5.42%    Premium/(Discount):(1.68)%

7/31/96        Market: $10.00           Market:$9.31
               NAV:$9.64                    NAV:$9.51
               Premium/(Discount):3.73% Premium/(Discount):(2.10)%

10/31/96       Market: $10.50           Market:$9.75
               NAV:$9.74                    NAV:$9.59
               Premium/(Discount): 7.80%    Premium/(Discount):1.67%

1/31/97        Market: $10.75           Market:$9.75
               NAV:$9.76                    NAV:$9.64
               Premium/(Discount):10.14%    %Premium/(Discount):1.14%

-----------------
1.  As reported by the AMEX.

2. The Fund's computation of net asset value (NAV) is as of the close of trading on the last day of the week immediately preceding the day for which the high and low market price is reported and the premium or discount (expressed as a percentage of net asset value) is calculated based on the difference between the high or low market price and the corresponding net asset value for that day, divided by the net asset value.

    The Board of Directors of the Fund has determined that it may be in the interests of Fund shareholders for the Fund to take action to attempt to reduce or eliminate a market value discount from net asset value. To that end, the Fund may, from time to time, either repurchase Shares in the open market or, subject to conditions imposed from time to time by the Board, make a tender offer for a portion of the Fund's Shares at their net asset value per Share. Subject to the Fund's fundamental policy with respect to borrowings, the Fund may incur debt to finance repurchases and/or tenders. Interest on any such borrowings will reduce the Fund's net income. In addition, the acquisition of Shares by the Fund will decrease the total assets of the Fund and therefore will have the effect of increasing the Fund's expense ratio. If the Fund must liquidate portfolio securities to purchase Shares tendered, the Fund may be required to sell portfolio securities for other than investment purposes and may realize gains and losses. Gains realized on securities held for less than three months may affect the Fund's ability to retain its status as a regulated investment company under the Internal Revenue Code.

    In addition to open-market Share purchases and tender offers, the Board could also seek shareholder approval to convert the Fund to an open-end investment company if the Fund's Shares trade at a substantial discount. If the Fund's Shares have traded on the AMEX at an average discount from net asset value of more than 10%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks ending October 31 in such year, the Directors will consider recommending to shareholders a proposal to convert the Fund to an open-end company. If during a year in which the Fund's Shares trade at the average discount stated, and for the period described, in the preceding sentence the Fund also receives written requests from the holders of 10% or more of the Fund's outstanding Shares that a proposal to convert to an open end company be submitted to the Fund's shareholders, within six months the Directors will submit a proposal to the Fund's shareholders, to the extent consistent with the 1940 Act, to amend the Fund's Articles of Incorporation to convert the Fund from a closed-end to an open-end investment company. If the Fund converted to an open-end investment company, it would be able continuously to issue and offer its Shares for sale, and each Share of the Fund could be tendered to the Fund for redemption at the option of the shareholder, at a redemption price equal to the current net asset value per Share. To meet such redemption request, the Fund could be required to liquidate portfolio securities. Its Shares would no longer be listed on the AMEX. The Fund cannot predict whether any repurchase of Shares made while the Fund is a closed-end investment company would decrease the discount from net asset value at which the Shares trade. To the extent that any such repurchase decreased the discount from net asset value to an amount below 10% during the measurement period described above, the Fund would not be required to submit to shareholders a proposal to convert the Fund to an open-end investment company.


Item 9.  Management.

    1(a). The Fund is governed by a Board of Directors, which is responsible under Minnesota law for protecting the interests of shareholders. The Board of Directors is comprised of three classes of directors which are elected for three year staggered terms. The Directors meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Adviser. The Fund is required to hold annual shareholder meetings for the election of directors and the ratification of its independent auditors. The Fund may also hold shareholder meetings from time to time for other important matters, and shareholders have the right to call a meeting to remove a Director or to take other action described in the Fund's Articles of Incorporation.


    1(b). The Adviser, a Colorado corporation with its principal offices at Two World Trade Center, New York, New York 10048-0203, acts as investment manager for the Fund under an investment advisory agreement (the "Advisory Agreement") under which it provides ongoing investment advice and conducts the investment operations of the Fund, including purchases and sales of its portfolio securities, under the general supervision and control of the Directors of the Fund. On January 5, 1996, the Adviser changed its name from Oppenheimer Management Corporation to OppenheimerFunds, Inc.


    The Adviser has operated as an investment company adviser since April 30, 1959. It and its affiliates currently advise U.S. investment companies with assets aggregating over $62 billion as of December 31, 1996, and having more than 3 million shareholder accounts. The Adviser is owned by Oppenheimer Acquisition Corp. ("OAC"), a holding company owned in part by senior management of the Adviser, and ultimately controlled by Massachusetts Mutual Life Insurance Company, a mutual life insurance company that also advises pension plans and investment companies.


    The Adviser provides office space and investment advisory services for the Fund and pays all compensation of those Directors and officers of the Fund who are affiliated persons of the Adviser. Under the Advisory Agreement, the Fund pays the Adviser monthly an advisory fee at the rate of .50% per annum computed on the average weekly net assets of the Fund. During the fiscal years ended October 31, 1994, 1995 and 1996, the Fund paid management fees to the Adviser in the amounts of $118,617, $115,784 and $119,243, respectively. The Fund incurred approximately $23,212, $26,135 and $25,635 in expenses for the fiscal years ended October 31, 1994, 1995 and 1996, respectively for services provided by Shareholder Financial Services, Inc., the Fund's transfer agent.


    Under the Advisory Agreement, the Fund pays certain of its other costs not paid by the Adviser, including (a) brokerage and commission expenses, (b) Federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on the Fund, (c) interest charges on borrowings, (d) the organizational and offering expenses of the Fund, whether or not advanced by the Adviser, (e) fees and expenses of registering the Shares of the Fund under the appropriate Federal securities laws and of qualifying Shares of the Fund under applicable state securities laws, (f) fees and expenses of listing and maintaining the listings of the Fund's Shares on any national securities exchange, (g) expenses of printing and distributing reports to shareholders, (h) costs of shareholder meetings and proxy solicitation, (i) charges and expenses of the Fund's custodian and Registrar, Transfer and Dividend Disbursing Agent, (j) compensation of the Fund's Directors who are not affiliated persons of the Adviser, (k) legal and auditing expenses, (l) the cost of certificates representing the Fund's Shares, (m) costs of stationery and supplies, and (n) insurance premiums.


    Beginning February 16, 1990, the Adviser began performing limited accounting services for the Fund at an annual fee of $12,000, plus out-of-pocket costs and expenses reasonably incurred for acting as such accounting agent.

    1(c). The Portfolio Manager of the Fund is Robert E. Patterson, who also serves as Vice President of the Fund and Senior Vice President of the Adviser. Mr. Patterson has been the person principally responsible for the day-to-day management of the Fund's portfolio since February, 1992. During the past five years, Mr. Patterson has served as an officer of other Oppenheimer funds.


    1(d).  Inapplicable.

    1(e). Citibank, N.A., 399 Park Avenue, New York, New York, acts as the custodian (the "Custodian") for the Fund's assets held in the United States. Rules adopted under the 1940 Act permit the Fund to maintain its securities and cash in the custody of certain eligible banks and securities depositories. The Adviser and its affiliates presently have banking relationships with the Custodian. The Adviser has represented to the Fund that its banking relationships with the Custodian have been and will continue to be unrelated to and unaffected by the relationship between the Fund and the Custodian. It will be the practice of the Fund to deal with the Custodian in a manner uninfluenced by any banking relationship the Custodian may have with the Adviser and its affiliates.

    Shareholder Financial Services, Inc. ("SFSI"), a subsidiary of the Adviser, acts as primary transfer agent, shareholder servicing agent and dividend paying agent for the Fund. Fees paid to SFSI are based on the number of shareholder accounts and the number of shareholder transactions, plus out-of-pocket costs and expenses. United Missouri Trust Company of New York acts as co-transfer agent and co-registrar with SFSI to provide such services as SFSI may request.

    1(f). See Item 10. Part 1, below.

    1(g). Inapplicable.

    2.    Inapplicable.

    3. As of January 31, 1997, no person owned of record or was known by the Fund to own beneficially 25% or more of the outstanding Shares except:


Item 10.  Capital Stock, Long-Term Debt, and Other Securities.

    1. The Fund was incorporated in Minnesota on August 10, 1987. Its authorized capital stock consists of a single class of 250,000,000 shares of Common Stock, par value $.01 per share. All shares have equal noncumulative voting rights and equal rights with respect to dividends, assets and liquidation. Shares are fully paid and non-assessable when issued and have no pre-emptive, conversion or exchange rights.

    Pursuant to the Fund's Dividend Reinvestment and Cash Purchase Plan (the "Plan"), all dividends and capital gains distributions ("Distributions") declared by the Fund will be automatically reinvested in additional full and fractional shares of the Fund ("Shares") unless (i) a shareholder elects to receive cash or (ii) Shares are held in nominee name, in which event the nominee should be consulted as to participation in the Plan. Shareholders that participate in the Plan ("Participants") may, at their option, make additional cash investments in Shares, semi-annually in amounts of at least $100, through payment to Shareholder Financial Services, Inc., the agent for the Plan (the "Agent"), and a service fee of $.75.

    Depending upon the circumstances hereinafter described, Plan Shares will be acquired by the Agent for the Participant's account through receipt of newly issued Shares or the purchase of outstanding Shares on the open market. If the market price of Shares on the relevant date (normally the payment date) equals or exceeds their net asset value, the Agent will ask the Fund for payment of the Distribution in additional Shares at the greater of the Fund's net asset value determined as of the date of purchase or 95% of the then-current market price. If the market price is lower than net asset value, the Distribution will be paid in cash, which the Agent will use to buy Shares on the American Stock Exchange (the "AMEX"), or otherwise on the open market to the extent available. If the market price exceeds the net asset value before the Agent has completed its purchases, the average purchase price per Share paid by the Agent may exceed the net asset value, resulting in fewer Shares being acquired than if the Distribution had been paid in Shares issued by the Fund.

    Participants may elect to withdraw from the Plan at any time and thereby receive cash in lieu of Shares by sending appropriate written instructions to the Agent. Elections received by the Agent will be effective only if received more than ten days prior to the record date for any Distribution; otherwise, such termination will be effective shortly after the investment of such Distribution with respect to any subsequent Distribution. Upon withdrawal from or termination of the Plan, all Shares acquired under the Plan will remain in the Participant's account unless otherwise requested.
For full Shares, the Participant may either: (1) receive without charge a share certificate for such Shares; or (2) request the Agent (after receipt by the Agent of signature guaranteed instructions by all registered owners) to sell the Shares acquired under the Plan and remit the proceeds less any brokerage commissions and a $2.50 service fee. Fractional Shares may either remain in the Participant's account or be reduced to cash by the Agent at the current market price with the proceeds remitted to the Participant. Shareholders who have previously withdrawn from the Plan may rejoin at any time by sending written instructions signed by all registered owners to the Agent.

    There is no direct charge for participation in the Plan; all fees of the Agent are paid by the Fund. There are no brokerage charges for Shares issued directly by the Fund. However, each Participant will pay a pro rata share of brokerage commissions incurred with respect to open market purchases of Shares to be issued under the Plan. Participants will receive tax information annually for their personal records and to assist in Federal income tax return preparation. The automatic reinvestment of Distributions does not relieve Participants of any income tax that may be payable on Distributions.

    The Plan may be terminated or amended at any time upon 30 days' prior written notice to Participants which, with respect to a Plan termination, must precede the record date of any Distribution by the Fund. Additional information concerning the Plan may be obtained by shareholders holding Shares registered directly in their names by writing the Agent, Shareholder Financial Services, Inc., P.O. Box 173673, Denver, CO, 80217-3673 or by calling 1-800-647-7374. Shareholders holding Shares in nominee name should contact their brokerage firm or other nominee for more information.

    The Fund presently has provisions in its Articles of Incorporation and By-Laws (together, the "Charter Documents") which could have the effect of limiting (i) the ability of other entities or persons to acquire control of the Fund, (ii) the Fund's freedom to engage in certain transactions or (iii) the ability of the Fund's Directors or shareholders to amend the Charter Documents or effect changes in the Fund's management. Those provisions of the Charter Documents may be regarded as "anti-takeover" provisions. Specifically, under the Fund's Articles of Incorporation, the affirmative vote of the holders of not less than two thirds (66-2/3%) of the Fund's Shares outstanding and entitled to vote is required to authorize the consolidation of the Fund with another entity, a merger of the Fund with or into another entity, a sale or transfer of all or substantially all of the Fund's assets, the dissolution of the Fund, the conversion of the Fund to an open-end company, and any amendment of the Fund's Articles of Incorporation that would affect any of the other provisions requiring a two-thirds vote. Reference is made to the Charter Documents of the Fund, on file with the Securities and Exchange Commission, for the full text of these provisions.


    2.  Inapplicable.

    3.  Inapplicable.

    4. The Fund qualified for treatment as, and elected to be, a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code for its taxable year ended October 31, 1996, and intends to continue to qualify as a RIC for each subsequent taxable year. However, the Fund reserves the right not to qualify under Subchapter M as a RIC in any year or years. For each taxable year that the Fund qualifies for treatment as a RIC, the Fund (but not its shareholders) will not be required to pay Federal income tax. In addition, the Fund intends to invest in sufficient Municipal Securities so that it will qualify to pay "exempt-interest dividends" (as defined in the Code) to shareholders; the dividends payable from net tax-exempt interest earned from Municipal Securities will qualify as exempt-interest dividends if, at the close of each quarter of the taxable year of the Fund, at least 50% of the value of the Fund's total assets consists of Municipal Securities, the interest on which is excludible from gross income under Section 103(a) of the Code, and the Fund designates such dividends as exempt-interest dividends in a written notice mailed to shareholders within sixty days of the end of the Fund's taxable year.


    Exempt-interest dividends distributed to shareholders are not subject to federal income tax except to the extent such interest is subject to the alternative minimum tax, as discussed hereinafter. The percentage of income that is tax-exempt is applied uniformly to all income distributions made during each fiscal year and thus is an annual average for the Fund rather than a day-by-day determination for each shareholder whether such distributions are received in shares or in cash. The percentage of all distributions other than exempt-interest dividends paid by the Fund, including distributions from interest on taxable investments and net realized short-term capital gains, will be taxable to the shareholders as ordinary income. Any distribution of net realized long-term capital gains will generally be subject to Federal taxation as long-term capital gains, regardless of the length of time the investor has held such shares. In the case of distributions received in cash or reinvested in shares purchased on the open market, the amount of the distribution for tax purposes will be the amount of cash distributed or allocated to the shareholder, and the tax basis of any shares purchased will be the price paid by the Plan Agent. In the case of distributions made in shares issued by the Fund, the amount of the distribution will be the fair market value of the shares on the payment date, and the tax basis of the shares received will be the same amount.

    Although dividends generally will be treated as distributed when paid, dividends declared in October, November or December, payable to shareholders of record on a specified date in one of those months and paid during January of the following year will be treated as having been distributed by the Fund (and received by the shareholders) on December 31 of the year such dividends are declared.

    For both individuals and corporations, interest paid on certain "private activity bonds" issued on or after August 8, 1986 shall be treated as an item of tax preference and may, therefore, be subject to the alternative minimum tax. Under regulations to be issued by the Secretary of the Treasury, exempt-interest dividends paid by the Fund will be treated by shareholders as interest on "private activity bonds" to the extent of the proportionate amount of interest on private activity bonds received by the Fund. Such exempt-interest dividends constitute a tax preference for both individual and corporate taxpayers in computing the alternative minimum tax.

    Exempt-interest dividends received by a shareholder which are not with respect to "private activity bonds" are not treated as a tax preference item. However, for certain corporate shareholders such dividends will be included in the computation of an adjustment item used in determining such corporation's alternative minimum tax and the environmental tax (the "Superfund Tax"). The adjustment item is 75% of the difference between such corporate shareholder's "adjusted current earnings" and its other alternative minimum taxable income with certain adjustments. Although exempt-interest dividends received by a corporate shareholder will not be included in the gross income of such corporation for Federal income tax purposes, "adjusted current earnings" includes all tax-exempt interest, including exempt-interest dividends received from the Fund. Corporate shareholders are advised to consult their tax advisers with respect to the tax consequences of the alternative minimum tax and the Superfund Tax.

    Sales of shares of the Fund by shareholders will generally be a taxable transaction for Federal income tax purposes and such shareholders will recognize gain or loss in an amount equal to the difference between the basis of the shares and the amount received. Assuming that shareholders hold such shares as a capital asset, the gain or loss will be a capital gain or loss and will be long-term if shareholders have held such shares for a period of more than one year. The loss on shares held six months or less will be a long-term capital loss to the extent any long-term capital gain distribution is made with respect to such shares during the period the shareholder owns the shares. In the case of shareholders holding shares of the Fund for six months or less and subsequently selling those shares at a loss after receiving an exempt-interest dividend, the loss will be disallowed to the extent of the exempt-interest dividends received. In addition, no loss will be recognized on the sale or other disposition of shares if the shareholder acquires (through the reinvestment in shares of the Fund or otherwise), or enters into a contract or option to acquire, shares within 30 days before or after the disposition.

    In the case of corporations, the tax rate generally applicable to long-term capital gains is 34%. Federal tax legislation has been proposed from time to time that may reinstate the preferential treatment of capital gains. It is not known whether any such legislation will be enacted into law. All taxpayers will be required to disclose to the Internal Revenue Service the amount of tax-exempt interest earned during the year.

    The Fund's hedging activities and transactions in options, futures contracts and forward contracts will be subject to special tax rules, the effect of which may be to accelerate income to the Fund, defer Fund losses, cause adjustments in the holding period of Fund securities and convert short term capital losses into long term capital losses. These rules could therefore affect the amount, timing and character of distributions to shareholders. Recognition of unrealized gains by the Fund under the "mark to market" rules of the Code may increase the difficulty of compliance with requirements which must be met in order for the Fund to continue to qualify as a regulated investment company, thus requiring the Fund to limit its hedging activities. In order to qualify as a regulated investment company, the Fund must derive less than 30% of its annual gross income in the fiscal year from the sale or other disposition of securities held less than three months. Accordingly, the Fund will limit its activities in options, futures contracts, forward contracts and certain other transactions to the extent necessary to comply with this requirement. Moreover, the Fund's hedging activities may produce a difference between its book income and its taxable income.


    Distributions from the Fund will not be eligible for the dividends received deduction for corporations.

    The Fund is required by law to withhold 31% of taxable dividends, distributions and redemptions paid to investors who do not furnish to the Fund their correct taxpayer identification number (in the case of individuals, their social security number) and in certain other circumstances.

    Currently, up to 85% of a social security recipient's benefits may be included in taxable income for a benefit recipient if the sum of his adjusted gross income, income from tax-exempt sources such as tax-exempt bonds and the Fund plus 50% of his social security benefits received exceeds certain base amounts. Income from the Fund is still tax-exempt to the extent described above; it is only included in the calculation of whether a recipient's income exceeds certain established amounts.


    Interest on indebtedness which is incurred to purchase or carry shares of the Fund, regardless of whether such borrowing is directly traceable to the purchase or carrying of shares of the Fund, is not deductible for federal income tax purposes. Further, the Fund may not be an appropriate investment for persons who are "substantial users" of facilities financed by industrial development bonds or private activity bonds held by the Fund or are "related persons" to such users, as such terms are defined by the Code; such persons should consult their tax advisers before investing in the Fund.

    Ownership of shares of the Fund may result in collateral federal income tax consequences to certain taxpayers, including, without limitation, corporations subject to the branch profits tax, financial institutions, certain insurance companies, and certain S corporations. Prospective purchasers of the shares should consult their tax advisors as to applicability of any such collateral consequences.

    The foregoing is a general abbreviated summary of the provisions of the Code and Treasury Regulations presently in effect as they directly govern the taxation of the Fund and its shareholders. These provisions are subject to change by legislative or administrative action, and any such change may be retroactive with respect to Fund transactions. Shareholders are advised to consult with their own tax advisers for more detailed information concerning federal income tax matters.

    Individual shareholders of the Fund who are subject to New
York State (and New York City) personal income taxation will not be required to include in adjusted gross income for New York State (and New York City) purposes that portion of the Fund's federally tax-exempt dividends which are identified by the Fund as directly attributable to interest earned on the New York Municipal Securities. Fund dividends, including the federally tax-exempt portion thereof, which are attributable to interest on Municipal Securities other than New York Municipal Securities, including interest on obligations of other states or federal obligations, if any, would be taxed as dividends to individual shareholders for purposes of New York State (and New York City) personal income taxation.

    Individual shareholders who are subject to New York State (and New York City) personal income taxation will also be taxed at rates applicable to other income on distributions of long or short-term capital gains of the Fund. In addition, for New York State (and New York City) tax purposes, an individual shareholder will recognize a taxable long or short-term capital gain or loss in any year in which such shareholder's shares are sold. Generally, capital losses are subject to the same limits on deductibility for New York State (and New York City) purposes as they are for Federal income tax purposes. Thus, for New York State (and New York City) income tax purposes, as for Federal income tax purposes, no capital loss will be allowed on the sale or exchange of shares held for six months or less up to the amount of exempt-interest dividends received with respect to such shares.

    Generally, corporate shareholders of the Fund which are subject to New York State franchise taxation (and New York City general corporation taxation) are subject to a tax computed on the basis of entire net income allocated to New York, business and investment capital allocated to New York, minimum taxable income allocated to New York (entire net income plus certain salaries for New York City purposes), or a flat rate minimum, whichever produces the greater tax, plus a tax based on subsidiary capital. The entire net income and minimum taxable income of a corporate shareholder will include dividends received from the Fund and investment capital of such a shareholder will include its stock interest in the Fund, without any exclusion for dividends attributable to interest on New York Municipal Securities or for the portion of the Fund's assets attributable to such New York Municipal Securities. Corporate shareholders that are subject to the metropolitan commuter transportation district surcharge will also be required to pay a tax surcharge on the franchise taxes imposed by New York State with respect to Fund dividends and capital gain distributions and gain from the sale or exchange of Fund shares.

    Although shareholders of the Fund will not be subject to New York City unincorporated business taxation solely by reason of their ownership of shares in the Fund, a shareholder who is subject to the New York City unincorporated business tax must include income and gains derived from the Fund in income subject to such tax, except exempt-interest that is directly attributable to interest on New York Municipal Securities.

    Shares of the Fund will be exempt from local property taxes in New York State and New York City.

    5. The following information is provided as of January 31, 1997:



(1)                               (2)              (3)             (4)
                                    Amount Held Amount Outstanding
                                    by Registrant   Exclusive of
                      Amount        or for its  Amount Shown
Title of Class        Authorized    Account     Under (3)
Shares of Beneficial  250,000,000   None        2,480,900
Interest, $.01 par value


Item 11.  Defaults and Arrears on Senior Securities.

    Inapplicable.


Item 12.  Legal Proceedings.

    Inapplicable.


Item 13.  Table of Contents of the Statement of Additional
Information.

    Reference is made to Item 15 of the Statement of Additional
Information.

                                APPENDIX A

                    Descriptions of Ratings Categories

Municipal Bonds


  Moody's Investor Services, Inc. The ratings of Moody's Investors Service, Inc. ("Moody's") for Municipal Bonds are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Municipal Bonds rated "Aaa" are judged to be of the "best quality." The rating of Aa is assigned to bonds which are of "high quality by all standards," but as to which margins of protection or other elements make long-term risks appear somewhat larger than "Aaa" rated Municipal Bonds. The "Aaa" and "Aa" rated bonds comprise what are generally known as "high grade bonds." Municipal Bonds which are rated "A" by Moody's possess many favorable investment attributes and are considered "upper medium grade obligations." Factors giving security to principal and interest of A rated bonds are considered adequate, but elements may be present which suggest a susceptibility to impairment at some time in the future. Municipal Bonds rated "Baa" are considered "medium grade" obligations. They are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. Bonds which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class. Bonds which are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small. Bonds which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest. Bonds which are rated "Ca" represent
obligations which are speculative in a high degree.   Such issues
are often in default or have other marked shortcomings. Bonds which are rated "C" are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing. Those bonds in the Aa, A, Baa, Ba and B groups which Moody's believes possess the strongest investment attributes are designated Aa1, A1, Baa1, Ba1 and B1 respectively.


     In addition to the alphabetic rating system described above, Municipal Bonds rated by Moody's which have a demand feature that provides the holder with the ability to periodically tender ("put") the portion of the debt covered by the demand feature, may also have a short-term rating assigned to such demand feature. The short-term rating uses the symbol VMIG to distinguish characteristics which include payment upon periodic demand rather than fund or scheduled maturity dates and potential reliance upon external liquidity, as well as other factors. The highest investment quality is designated by the VMIG 1 rating and the lowest by VMIG 4.


  Standard & Poor's Corporation. The ratings of Standard & Poor's Corporation ("S&P") for Municipal Bonds are AAA (Prime), AA (High Grade), A (Good Grade), BBB (Medium Grade), BB, B, CCC, CC, and C (speculative grade). Bonds rated in the top four categories (AAA, AA, A, BBB) are commonly referred to as "investment grade." Municipal Bonds rated AAA are "obligations of the highest quality." The rating of AA is accorded issues with investment characteristics "only slightly less marked than those of the prime quality issues." The rating of A describes "the third strongest capacity for payment of debt service." Principal and interest payments on bonds in this category are regarded as safe. It differs from the two higher ratings because, with respect to general obligations bonds, there is some weakness, either in the local economic base, in debt burden, in the balance between revenues and expenditures, or in quality of management. Under certain adverse circumstances, any one such weakness might impair the ability of the issuer to meet debt obligations at some future date. With respect to revenue bonds, debt service coverage is good, but not exceptional. Stability of the pledged revenues could show some variations because of increased competition or economic influences on revenues. Basic security provisions, while satisfactory, are less stringent. Management performance appears adequate. The BBB rating is the lowest "investment grade" security rating. The difference between A and BBB ratings is that the latter shows more than one fundamental weakness, or one very substantial fundamental weakness, whereas the former shows only one deficiency among the factors considered. With respect to revenue bonds, debt coverage is only fair. Stability of the pledged revenues could show variations, with the revenue flow possibly being subject to erosion over time. Basic security provisions are no more than adequate. Management performance could be stronger. Bonds rated "BB" have less near-term vulnerability to default than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which would lead to inadequate capacity to meet timely interest and principal payments. Bonds rated "B" have a greater vulnerability to default, but currently has the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal. Bonds rated "CCC" have a current identifiable vulnerability to default, and is dependent upon favorable business, financial, and economic conditions to meet timely payment of interest and repayment of principal. In the event of adverse business, financial, or economic conditions, it is not likely to have the capacity to pay interest and repay principal. Bonds noted "CC" typically are debt subordinated to senior debt which is assigned on actual or implied "CCC" debt rating. Bonds rated "C" typically are debt subordinated to senior debt which is assigned an actual or implied "CCC-" debt rating. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed, but debt service payments are continued. Bonds rated "D" are in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes that such payments will be made during the grace period. The "D" rating also will be used upon the filing of a bankruptcy petition if debt service payments are jeopardized.



The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.


Municipal Notes

       Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG"). Notes bearing the designation MIG-1 are of the best quality, enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for financing. Notes bearing the designation "MIG-2" are of high quality with ample margins of protection, although not as large as notes rated "MIG." Such short-term notes which have demand features may also carry a rating using the symbol VMIG as described above, with the designation MIG-1/VMIG 1 denoting best quality, with superior liquidity support in addition to those characteristics attributable to the designation MIG-1.

       S&P's rating for Municipal Notes due in three years or less are SP-1, SP-2, and SP-3. SP-1 describes issues with a very strong capacity to pay principal and interest and compares with bonds rated A by S&P; if modified by a plus sign, it compares with bonds rated AA or AAA by S&P. SP-2 describes issues with a satisfactory capacity to pay principal and interest, and compares with bonds rated BBB by S&P. SP-3 describes issues that have a speculative capacity to pay principal and interest.


Corporate Debt

     The "other debt securities" included in the definition of temporary investments are corporate (as opposed to municipal) debt obligations. The Moody's and S&P corporate debt ratings shown do not differ materially from those set forth above for Municipal Bonds.



Commercial Paper

       Moody's The ratings of commercial paper by Moody's are Prime-1, Prime-2, Prime-3 and Not Prime. Issuers rated Prime-1 have a superior capacity for repayment of short-term promissory obligations. Issuers rated Prime-2 have a strong capacity for repayment of short-term promissory obligations. Issuers rated Prime-3 have an acceptable capacity for repayment of short-term promissory obligations. Issuers rated Not Prime do not fall within any of the Prime rating categories.

        S&P The ratings of commercial paper by S&P are A-1, A-2, A-3, B, C, and D. A-1 indicates that the degree of safety regarding timely payment is strong. A-2 indicates capacity for timely payment is satisfactory. However, the relative degree of safety is not as high as for issues designated A-1. A-3 indicates an adequate capacity for timely payments. They are, however, more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations. B indicates only speculative capacity for timely payment. C indicates a doubtful capacity for payment. D is assigned to issues in default.

The New York Tax-Exempt Income Fund, Inc.

6803 South Tucson Way, Englewood, Colorado 80112
1-800-525-7048

Statement of Additional Information dated February 20, 1997

     This Statement of Additional Information is not a Prospectus. This document contains additional information about the Fund and supplements information in the Prospectus dated February 20, 1997. It should be read together with the Prospectus, and the Registration Statement on Form N-2, of which the Prospectus and this Statement of Additional Information are a part. These materials can be inspected and copied at public reference facilities maintained by the Securities and Exchange Commission (the "SEC") in Washington, D.C. and certain of its regional offices, and copies of such materials can be obtained at prescribed rates from the Public Reference Branch, Office of Consumer Affairs and Information Services, SEC, Washington, D.C., 20549.


TABLE OF CONTENTS

                                                                       Page

Investment Objective and Policies*
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Control Persons and Principal Holders of Securities. . . . . . . . . . . .6
Investment Advisory and Other Services*
Brokerage Allocation and Other Practices . . . . . . . . . . . . . . . . .6
Tax Status*
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .7
______________________
*See Prospectus

                                  PART B

       INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 14.  Cover Page.

          Reference is made to the preceding page.

Item 15.  Table of Contents.

          Reference is made to the preceding page and to Items 16 through 23 of the Statement of Additional Information set forth below.

Item 16.  General Information and History.

          Inapplicable.

Item 17.  Investment Objective and Policies.

          Reference is made to Item 8 of the Prospectus.

Item 18.  Management.

   Directors and Officers of the Fund. The Fund's Directors and officers and their principal occupations and business affiliations and occupations during the past five years are listed below. All of the Directors are also trustees, directors or managing general partners of Oppenheimer Total Return Fund, Inc., Oppenheimer Equity Income Fund, Oppenheimer High Yield Fund, Oppenheimer Cash Reserves, Oppenheimer Municipal Fund, Oppenheimer Limited-Term Government Fund, Oppenheimer Champion Income Fund, Oppenheimer Main Street Funds, Inc., Panorama Series Fund, Inc., Oppenheimer Strategic Income Fund, Oppenheimer Strategic Income & Growth Fund, Oppenheimer International Bond Fund, Oppenheimer Variable Account Funds, and Oppenheimer Integrity Funds; as well as the following "Centennial Funds": Centennial America Fund, L.P., Daily Cash Accumulation Fund, Inc., Centennial Money Market Trust, Centennial Government Trust, Centennial New York Tax Exempt Trust, Centennial Tax Exempt Trust and Centennial California Tax Exempt Trust, (all of the foregoing funds are collectively referred to as the "Denver-based Oppenheimer funds") except for Mr. Fossel and Ms. Macaskill, who are Trustees, Directors or Managing General Partners of all the Denver-based Oppenheimer funds except Oppenheimer Integrity Funds, Oppenheimer Strategic Income Fund, Panorama Series Fund, Inc. and Oppenheimer Variable Account Funds (in addition, Mr. Fossel is not a trustee of Centennial New York Tax-Exempt Trust or a Managing General Partner of Centennial America Fund, L.P.). All of the Fund's officers except Mr. Patterson are officers of the Denver-based Oppenheimer funds. Ms. Macaskill is President and Mr. Swain is Chairman and Chief Executive Officer of the Denver-based Oppenheimer funds. As of January 31, 1997, the Directors and officers of the Fund as a group owned less than 1% of each class of shares of the Fund. The foregoing statement does not reflect ownership of shares held of record by an employee benefit plan for employees of the Adviser (for which plan two officers of the Fund, Bridget A. Macaskill and Andrew J. Donohue, are trustees), other than the shares beneficially owned under that plan by officers of the Fund listed above.



Robert G. Avis, Director;* Age 65
One North Jefferson Ave., St. Louis, Missouri 63103
Vice Chairman of A.G. Edwards & Sons, Inc. (a broker-dealer) and
A.G. Edwards, Inc. (its parent holding company); Chairman of A.G.E. Asset Management and A.G. Edwards Trust Company (its affiliated investment adviser and trust company, respectively).

William A. Baker, Director; Age 81
197 Desert Lakes Drive, Palm Springs, California 92264
Management Consultant.

Charles Conrad, Jr., Director; Age 66
1501 Quail Street, Newport Beach, California 92660
Chairman and Chief Executive Officer of Universal Space Lines, Inc. (a space services management company); formerly Vice President of McDonnell Douglas Space Systems Co. and associated with the
National Aeronautics and Space Administration.

Sam Freedman, Director; Age 56
4975 Lakeshore Drive, Littleton, Colorado  80123
Formerly Chairman and Chief Executive Officer of OppenheimerFunds Services, Chairman, Chief Executive Officer and a director of Shareholder Services, Inc.("SSI") and Chairman, Chief Executive and Officer and director of Shareholder Financial Services, Inc.("SFSI"), transfer agent subsidiaries of the Adviser, Vice President and director of Oppenheimer Acquisition Corporation ("OAC"), the Adviser's parent holding company and a director of OppenheimerFunds, Inc.

Jon S. Fossel, Director;* Age 54
Box 44-Mead Street, Waccabuc, New York 10597
Member of the Board of Governors of the Investment Company Institute (a national trade association of investment companies), Chairman of the Investment Company Institute Education Foundation; formerly Chairman and a director of the Adviser, President and a director of OAC, and SSI and SFSI, transfer agent subsidiaries of the Adviser.

Raymond J. Kalinowski, Director; Age 67
44 Portland Drive, St. Louis, Missouri 63131
Director of Wave Technologies International, Inc. (a computer products training company); formerly Vice Chairman and a director of A.G. Edwards, Inc., parent holding company of A.G. Edwards & Sons, Inc. (a broker-dealer), of which he was a Senior Vice President.

C. Howard Kast, Director; Age 75
2552 East Alameda, Denver, Colorado 80209
Formerly the Managing Partner of Deloitte, Haskins & Sells (an accounting firm).

Robert M. Kirchner, Director; Age 75
7500 E. Arapahoe Road, Englewood, Colorado 80112
President of The Kirchner Company (management consultants).

-----------------------
* A Director who is an "interested person" of the Fund as defined in the Investment Company Act.


Ned M. Steel, Director; Age 81
3416 S. Race Street, Englewood, Colorado 80110
Chartered Property and Casualty Underwriter; Director of Visiting
Nurse Corporation of Colorado; formerly Senior Vice President and a Director of Van Gilder Insurance Corp. (insurance brokers).

James C. Swain, Chairman, Chief Executive Officer and Director;*
Age 63
6803 South Tucson Way, Englewood, Colorado 80112
Vice Chairman of the Adviser; formerly President and a Director of Centennial Asset Management Corporation, an investment adviser subsidiary of the Adviser ("Centennial"); a director of the Adviser and Chairman of the Board of SSI.

Bridget A. Macaskill, President and Director;* Age 48
President, Chief Executive Officer and a Director of the Adviser and HarbourView Asset Management Corporation ("HarbourView") (a subsidiary of the Adviser); Chairman and a Director of SSI and SFSI, President and a Director of OAC and Oppenheimer Partnership Holdings, Inc., a holding company subsidiary of the Adviser; a director of Oppenheimer Real Asset Management, Inc.; formerly Executive Vice President of the Adviser.

Andrew J. Donohue, Vice President and Secretary; Age 46
Executive Vice President and General Counsel of OppenheimerFunds, Inc. (the "Adviser") and OppenheimerFunds Distributor, Inc. (the "Distributor"); President and a director of Centennial; Executive Vice President, General Counsel and a director of HarbourView, SSI, SFSI, and Oppenheimer Partnership Holdings, Inc.; President and director of Oppenheimer Real Asset Management, Inc.; General Counsel of OAC; Executive Vice President, Chief Legal Officer and a director of MultiSource Services, Inc. (a broker-dealer); an officer of other Oppenheimer funds; formerly Senior Vice President and Associate General Counsel of the Adviser and the Distributor; Partner in, Kraft & McManimon (a law firm); an officer of First Investors Corporation (a broker-dealer) and First Investors Management Company, Inc. (broker-dealer and investment adviser); director and an officer of First Investors Family of Funds and First Investors Life Insurance Company.

George C. Bowen, Vice President, Assistant Secretary and Treasurer;
Age 60
6803 South Tucson Way, Englewood, Colorado 80112
Senior Vice President and Treasurer of the Adviser; Vice President and Treasurer of the Distributor and HarbourView; Senior Vice President, Treasurer, Assistant Secretary and a director of Centennial; Vice President, Treasurer and Secretary of SSI and SFSI; Treasurer of OAC; Vice President and Treasurer of Oppenheimer Real Asset Management, Inc.; Chief Executive Officer, Treasurer and a director of MultiSource Services, Inc.; an officer of other Oppenheimer funds.

Robert E. Patterson, Vice President and Portfolio Manager; Age 53
Two World Trade Center, New York, New York 10048-0203
Senior Vice President of the Adviser; an officer of other
Oppenheimer funds.
-------------------------
* A Director who is an "interested person" of the Fund as defined in the Investment Company Act.

Robert G. Zack, Assistant Secretary; Age 48
Two World Trade Center, New York, New York 10048-0203
Senior Vice President and Associate General Counsel of the Adviser, Assistant Secretary of SSI and SFSI; an officer of other
Oppenheimer funds.

Robert J. Bishop, Assistant Treasurer; Age 38
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the Adviser/Mutual Fund Accounting; an officer of other Oppenheimer funds; formerly a Fund Controller of the Adviser, prior to which he was an Accountant for Yale & Seffinger, P.C., and previously an Accountant and Commissions Supervisor for Stuart James Company Inc., a broker-dealer.

Scott Farrar, Assistant Treasurer; Age 31
6803 South Tucson Way, Englewood, Colorado 80112
Vice President of the Adviser/Mutual Fund Accounting, an officer of other Oppenheimer funds; formerly a Fund Controller for the Adviser.


      Remuneration of Directors. The officers of the Fund and certain Directors of the Fund (Ms. Macaskill and Mr. Swain) who are affiliated with the Adviser receive no salary or fees from the Fund. Mr. Fossel did not receive any salary or fees from the Fund prior to January 1, 1997. The remaining Directors of the Fund received the compensation shown below from the Fund. Mr. Freedman became a Director June 27, 1996, and received no compensation from the Fund before that date. The compensation from the Fund was paid during its fiscal year ended October 31, 1996. The compensation from all of the Denver-based Oppenheimer funds includes the Fund and is compensation received as a director, trustee, managing general partner or member of a committee of the Board of those funds during the calendar year 1996.



                                             Total Compensation
                         Aggregate           From All
                         Compensation        Denver-based
Name and Position        from Fund           Oppenheimer funds1
Robert G. Avis,               $223                $58,003
  Director

William A. Baker,             $306                $79,715
  Audit and Review
  Committee Chairman
  and Director

Charles Conrad, Jr.,          $287                $74,717
  Audit and Review
 Committee Member
  and Director

Raymond J. Kalinowski,        $285                $74,173
  Risk Management Oversight
  Committee Member and Director

C. Howard Kast,               $285                $74,173
  Risk Management Oversight
  Committee Member and Director

Robert M. Kirchner,           $287                $74,717
  Audit and Review
  Committee Member
  and Director

Ned M. Steel,                 $223                $58,003
  Director

Sam Freedman,                 $113                $29,502
  Director

--------------------------
1For the 1996 calendar year.


Item 19.  Control Persons and Principal Holders of Securities.

     1.   Inapplicable.

     2. As of January 31, 1997, no person owned of record or known by the Fund to own beneficially 5% or more of the outstanding Shares.


     3. As of January 31, 1997, the directors and officers of the Fund as a group owned less than 1% of the outstanding Shares.


Item 20.  Investment Advisory and Other Services.

          Reference is made to Item 9 of the Prospectus.

Item 21.  Brokerage Allocation and Other Practices.

     1. and 2. The Fund paid no brokerage commissions during the fiscal years ended October 31, 1994, 1995 and 1996.


     The Adviser supplies portfolio management, selects brokers and supplies investment research in accordance with the Fund's policies. The Fund does not intend to effect portfolio transactions through any broker which is an affiliated person of the Fund or its Adviser although the Fund reserves the right to do so.

     As most purchases of portfolio securities made by the Fund are principal transactions at net prices, the Fund incurs little or no brokerage costs. The Fund deals directly with the selling or purchasing principal or market maker without incurring charges for the services of a broker on its behalf unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked price. The Fund seeks to obtain prompt execution of orders at the most favorable net price.

     3. The Advisory Agreement between the Fund and the Adviser (the "Advisory Agreement") contains provisions relating to the selection of brokers, dealers and futures commission merchants (collectively referred to as "brokers") for the Fund's portfolio transactions. The Adviser may employ brokers as may, in its best judgment based on all relevant factors, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable price obtainable) of such transactions. The Adviser has no duty or obligation to seek advance competitive bidding for the most favorable commission rate or to select any broker-dealer on the basis of its purported or "posted" commission rates but will, to the best of its ability endeavor to be aware of the current level of charges of eligible broker-dealers and to minimize the expense incurred by the Fund to the extent consistent with the interests and policies of the Fund as established by the Board of Directors and the provisions of the Agreement.

     Certain other investment companies advised by the Adviser and its affiliates have investment objectives and policies similar to those of the Fund. If transactions on behalf of more than one fund during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. When the Fund engages in an option transaction, ordinarily the same broker will be used for the purchase or sale of the option and any transactions in the security to which the option relates.

     If brokers are used for portfolio transactions, brokers may be selected for their execution and/or research services, on which no dollar value can be placed. Information received by the Adviser for those other accounts may or may not be useful to the Fund. The commissions paid to such dealers may be higher than another qualified dealer would have charged if a good faith determination is made by the Adviser that the commission is reasonable in relation to the services provided. Subject to applicable regulations, sales of shares of the Fund and/or investment companies advised by the Adviser or its affiliates may also be considered as a factor in directing transactions to brokers, but only in conformity with the price, execution and other considerations and practices discussed above.

     Such research, which may be provided by a broker through a third party, includes information on particular companies and industries as well as market, economic or institutional activity areas. It serves to broaden the scope and supplement the research activities of the Adviser, to make available additional views for consideration and comparisons, and to enable the Adviser to obtain market information for the valuation of securities held in the Fund's portfolio or being considered for purchase.

     4.  Inapplicable.

     5.  Inapplicable.

Item 22.  Tax Status.

     Reference is made to Item 10 of the Prospectus.

Item 23.  Financial Statements.

     1.   Statement of Investments
     2.   Statement of Assets and Liabilities
     3.   Statement of Operations
     4.   Statements of Changes in Net Assets
     5.   Financial Highlights
     6.   Notes to Financial Statements
     7.   Independent Auditors' Report
     8.   Independent Auditors' Consent

Statement of Investments October 31, 1996
The New York Tax-Exempt Income Fund, Inc.

                                                     Ratings:                     Market
                                                  Moody's/S&P's/Fitch's           Value
                                                    (Unaudited)    Face Amount  See Note 1
                                                  ---------------  -----------  ----------
Municipal Bonds and Notes  --  98.5%
New York  --  88.3%
Babylon, NY IDA RR RB, Ogden Martin Systems,
  Inc., Series C, 8.50%, 1/1/19.................      Aaa/AAA       $ 985,000   $1,084,357
MTA NY RB, Transportation Facilities Service
  Contracts, Prerefunded, Series 1, 8.50%,
  7/1/17........................................      Aaa/AAA         500,000      525,560
NYC GOB:
  Inverse Floater, 7.129%, 8/1/08(1)............     Baa1/BBB+        700,000      646,625
  Prerefunded, Series A, 8.75%, 11/1/15.........      Aaa/AAA       1,000,000    1,063,380
  Series D, 7.50%, 2/1/19.......................     Baa1/BBB+      1,300,000    1,438,255
NYC Health & Hospital Corp. RRB, AMBAC Insured,
  Inverse Floater, 7.504%, 2/15/23(1)...........    Aaa/AAA/AAA     1,000,000      932,750
NYC IDA RB, VISY Paper, Inc. Project, 7.95%,
  1/1/28........................................       NR/NR        1,250,000    1,327,725
NYC Municipal Assistance Corp. RB:
  Series 61, MBIA Insured, 6.875%, 7/1/07.......      Aaa/AAA         500,000      519,015
  Series 62, 6.90%, 7/1/07......................     Aa/AA-/AA        500,000      518,220
NYC MWFA WSS RB, Prerefunded, Series A, 9%,
  6/15/17.......................................      Aaa/AAA         500,000      526,050
NYS DA:
  RB, Judicial Facilities Lease, Escrowed to
    Maturity, BIG Insured, 7.375%, 7/1/16.......      Aaa/AAA         250,000      296,135
  RRB, Long Island Jewish Medical Center, Series
    A, FHA Insured, 7.75%, 8/15/27..............      Aa/AAA        1,000,000    1,057,160
NYS ERDAEF RB, Long Island Lighting Co., Series
  C, 6.90%, 8/1/22..............................      Ba1/BB+       1,000,000    1,009,210
NYS ERDAPC RB, Rochester Gas & Electric Co.
  Project, Series C, 8.375%, 12/1/28............     Baa1/BBB+        250,000      270,915
NYS GORB, 9.875%, 11/15/05......................      A/A-/A+         400,000      540,408
NYS HFA RB, State University Construction
  Project, Prerefunded, Series A, 8.30%,
  5/1/18........................................      Aaa/AAA         750,000      797,700
NYS HFASC RB, Prerefunded, Series A, 7.375%,
  9/15/21.......................................      Aaa/AAA         575,000      660,491
NYS MCFFA RB:
  Bronx-Lebanon Hospital, Series A, BIG Insured,
    7.10%, 2/15/27..............................      Aaa/AAA       1,000,000    1,027,370
  Mental Health Services Facilities,
    Prerefunded, Series A, 8.875%, 8/15/07......      Aaa/AAA         155,000      164,167
  Mental Health Services Facilities,
    Prerefunded, Series B, 7.875%, 8/15/20......      Aaa/AAA         350,000      398,055
  Mental Health Services Facilities, Unrefunded
    Balance, Series A, 8.875%, 8/15/07..........     Baa1/BBB+        345,000      364,320
  Mental Health Services Facilities, Unrefunded
    Balance, Series B, 7.875%, 8/15/20..........     Baa1/BBB+      1,000,000    1,118,460



Statement of Investments (Continued)
The New York Tax-Exempt Income Fund, Inc.

                                                     Ratings:                     Market
                                                  Moody's/S&P's/Fitch's           Value
                                                    (Unaudited)    Face Amount  See Note 1
                                                  ---------------  -----------  ----------

NYS Mtg. Agency RB:
  Inverse Floater, 6.816%, 10/1/24(1)...........       NR/NR        $1,000,000  $  840,250
  Ninth Series E, 8.375%, 4/1/18................       Aa/NR          655,000      680,669
NYS PAU:
  RB, Prerefunded, Series V, 8%, 1/1/17.........       NR/AA          500,000      532,975
  RRB, Series V, MBIA Insured, 7.875%, 1/1/13...      Aaa/AAA         450,000      479,443
Onondaga Cnty., NY RR Agency RB, Resource
  Recovery Facilities Project, 7%, 5/1/15.......     Baa/NR/A-        900,000      924,768
Suffolk Cnty., NY GORB, AMBAC Insured, 10%,
  11/1/02.......................................    Aaa/AAA/AAA       250,000      318,955
TBTA of NY General Purpose RB, Prerefunded,
  Series K, 8.25%, 1/1/17.......................      Aaa/AAA       1,040,000    1,068,610
                                                                                ----------
                                                                                21,131,998
U.S. Possessions  --  10.2%
PR Commonwealth Aqueduct & Sewer Authority RB,
  Escrowed to Maturity, 10.25%, 7/1/09..........      Aaa/AAA         675,000      937,562
PR EPA RRB, Prerefunded, Series K, 9.375%,
  7/1/17........................................      Aaa/AAA       1,000,000    1,057,320
PR Industrial, Medical & Environmental PC
  Facilities Financing Authority RB, American
  Airlines, Inc. Project, Series A, 6.45%,
  12/1/25.......................................     Baa1/BB+         435,000      450,060
                                                                                ----------
                                                                                 2,444,942
                                                                                ----------
Total Investments, at Value (Cost $22,594,860)...................        98.5%  23,576,940
Other Assets Net of Liabilities..................................         1.5      365,158
                                                                   -----------  ----------
Net Assets.......................................................       100.0%  $23,942,098
                                                                   -----------  ----------
                                                                   -----------  ----------

(1) Represents the current interest rate for a variable rate bond. These bonds known as 'inverse floaters' pay interest at a rate that varies inversely with short-term interest rates. As interest rates rise, inverse floaters produce less current income. Their price may be more volatile than the price of a comparable fixed-rate security. Inverse floaters amount to $2,419,625 or 10.11% of the Fund's net assets at October 31, 1996.

As of October 31, 1996, securities subject to the alternative minimum tax amounted to $4,213,287 or 17.60% of the Fund's net assets.




Statement of Investments (Continued)
The New York Tax-Exempt Income Fund, Inc.

    Distribution of investments by industry, as a percentage of total investments at value, is as follows:

                                                           Market
Industry                                                   Value       Percent
General Obligation.....................................  $4,007,623        17.0%
Lease Rental...........................................   3,527,188        15.0
Hospital/Healthcare....................................   3,017,280        12.8
Electric Utilities.....................................   2,069,739         8.8
Resource Recovery......................................   2,009,125         8.5
Single Family Housing..................................   1,520,919         6.5
Water Utilities........................................   1,463,612         6.2
Manufacturing, Non-Durable Goods.......................   1,327,725         5.6
Pollution Control......................................   1,280,125         5.4
Highways...............................................   1,068,610         4.5
Sales Tax..............................................   1,037,235         4.4
Higher Education.......................................     797,700         3.4
Corporate Backed.......................................     450,059         1.9
                                                         ----------       -----
                                                         $23,576,940      100.0%
                                                         ----------       -----
                                                         ----------       -----

    To simplify the listings of The New York Tax-Exempt Income Fund, Inc. holdings in the Statement of Investments, we have abbreviated the descriptions of many of the securities per the table below:

DA         Dormitory Authority
EPA        Electric Power Authority
ERDAEF     Energy Research & Development
             Authority Electric Facilities
ERDAPC     Energy Research & Development
             Authority Pollution Control
GOB        General Obligation Bonds
GORB       General Obligation Refunding Bonds
HFA        Housing Finance Agency
HFASC      Housing Finance Agency Service
             Contract
IDA        Industrial Development Authority
MCFFA      Medical Care Facilities Finance
             Agency
MTA        Metropolitan Transportation
             Authority
MWFA       Municipal Water Finance Authority
NYC        New York City
NYS        New York State
PAU        Power Authority
PC         Pollution Control
RB         Revenue Bonds
RR         Resource Recovery
RRB        Revenue Refunding Bonds
TBTA       Triborough Bridge & Tunnel
             Authority
WSS        Water & Sewer System

See accompanying Notes to Financial Statements.





Statement of Assets and Liabilities October 31, 1996
The New York Tax-Exempt Income Fund, Inc.

ASSETS:
Investments, at value (cost $22,594,860)  --  see accompanying statement..............................................................  $23,576,940
Cash.....................................................................     168,469
Receivables:
  Investments sold.......................................................     887,656
  Interest...............................................................     512,662
Other....................................................................       3,674
                                                                           ----------
    Total assets.........................................................  25,149,401
                                                                           ----------

LIABILITIES:
Payables and other liabilities:
  Investments purchased..................................................   1,049,601
  Dividends..............................................................     130,932
  Transfer agent and accounting service fees.............................       1,604
  Other..................................................................      25,166
                                                                           ----------
    Total liabilities....................................................   1,207,303
                                                                           ----------
NET ASSETS...............................................................  $23,942,098
                                                                           ----------
                                                                           ----------

COMPOSITION OF NET ASSETS:
Par value of shares of capital stock.....................................  $   24,704
Additional paid-in capital...............................................  22,912,752
Undistributed net investment income......................................      59,636
Accumulated net realized loss on investment transactions.................     (37,074)
Net unrealized appreciation on investments  --  Note 3...................     982,080
                                                                           ----------
NET ASSETS  --  applicable to 2,470,421 shares of capital stock outstanding............................................................  $23,942,098
                                                                           ----------
                                                                           ----------

NET ASSET VALUE PER SHARE................................................       $9.69

See accompanying Notes to Financial Statements.


Statement of Operations For the Year Ended October 31, 1996
The New York Tax-Exempt Income Fund, Inc.

INVESTMENT INCOME  --  Interest...........................................  $1,767,852
                                                                            ---------

EXPENSES:
Management fees  --  Note 4...............................................    119,243
Shareholder reports.......................................................     31,248
Transfer agent and accounting service fees  --  Note 4....................     25,635
Legal and auditing fees...................................................     10,470
Custodian fees and expenses...............................................      6,153
Directors' fees and expenses..............................................      2,009
Registration and filing fees..............................................      7,500
Other.....................................................................        309
                                                                            ---------
    Total expenses........................................................    202,567
    Less expenses paid indirectly  --  Note 4.............................     (3,564)
                                                                            ---------
    Net expenses..........................................................    199,003
                                                                            ---------
NET INVESTMENT INCOME.....................................................  1,568,849
                                                                            ---------

REALIZED AND UNREALIZED LOSS:
Net realized loss on investments..........................................    (30,729)
Net change in unrealized appreciation or depreciation on investments......   (221,504)
                                                                            ---------
NET REALIZED AND UNREALIZED LOSS..........................................   (252,233)
                                                                            ---------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS......................  $1,316,616
                                                                            ---------
                                                                            ---------

                               See accompanying Notes to Financial Statements.



Statements of Changes in Net Assets
The New York Tax-Exempt Income Fund, Inc.

                                                                     Year Ended October 31,
                                                                     ----------------------
                                                                        1996        1995
                                                            ----------  ----------
OPERATIONS:
Net investment income..............................................  $1,568,849  $1,531,652
Net realized loss..................................................     (30,729)     (2,641)
Net change in unrealized appreciation or depreciation..............    (221,504)  1,126,994
                                                                     ----------  ----------
Net increase in net assets resulting from operations...............   1,316,616   2,656,005

DIVIDENDS TO SHAREHOLDERS FROM NET INVESTMENT INCOME...............  (1,562,020) (1,541,374)

CAPITAL STOCK TRANSACTIONS:
Proceeds from shares issued to shareholders in reinvestment of
  dividends and distributions  --  Note 2..........................     308,225     296,884
                                                                     ----------  ----------

NET ASSETS:
Total increase.....................................................      62,821   1,411,515
Beginning of period................................................  23,879,277  22,467,762
                                                                     ----------  ----------
End of period (including undistributed net investment income of
  $59,636 and $53,705, respectively)...............................  $23,942,098 $23,879,277
                                                                     ----------  ----------
                                                                     ----------  ----------

See accompanying Notes to Financial Statements.




Financial Highlights
The New York Tax-Exempt Income Fund, Inc.

                                                                 Year Ended October 31,
                                                  -----------------------------------------------------
                                                    1996       1995       1994       1993       1992
PER SHARE OPERATING DATA:
Net asset value, beginning of period............  $    9.79  $    9.33  $   10.77  $   10.37  $   10.22
                                                  ---------  ---------  ---------  ---------  ---------
Income (loss) from investment operations:
    Net investment income.......................        .64        .63        .65        .66        .65
    Net realized and unrealized gain (loss).....       (.10)       .47      (1.18)       .55        .18
                                                  ---------  ---------  ---------  ---------  ---------
      Total income (loss) from investment
        operations..............................        .54       1.10       (.53)      1.21        .83
                                                  ---------  ---------  ---------  ---------  ---------
Dividends and distributions to shareholders:
    Dividends from net investment income........       (.64)      (.64)      (.66)      (.74)      (.64)
    Distributions from net realized gain........         --         --         --       (.07)      (.04)
    Distributions in excess of net realized
      gain......................................         --         --       (.25)        --         --
                                                  ---------  ---------  ---------  ---------  ---------
      Total dividends and distributions to
        shareholders............................       (.64)      (.64)      (.91)      (.81)      (.68)
                                                  ---------  ---------  ---------  ---------  ---------
Net asset value, end of period..................  $    9.69  $    9.79  $    9.33  $   10.77  $   10.37
                                                  ---------  ---------  ---------  ---------  ---------
                                                  ---------  ---------  ---------  ---------  ---------
Market value, end of period.....................  $   10.00  $    9.63  $    9.50  $   12.63  $   10.88
TOTAL RETURN, AT MARKET VALUE(1)................      10.82%      8.32%    (17.70)%     25.11%     16.09%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (in thousands)........  $  23,942  $  23,879  $  22,468  $  25,516  $  24,266
Average net assets (in thousands)...............  $  23,840  $  23,143  $  23,852  $  24,936  $  24,042
Ratios to average net assets:
    Net investment income.......................       6.58%      6.62%      6.53%      6.26%      6.32%
    Expenses(2).................................       0.85%      0.88%      0.87%      0.84%      0.97%
Portfolio turnover rate(3)......................         13%        12%         6%        28%         9%


(1) Assumes a hypothetical purchase at the current market price on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and a sale at the current market price on the last business day of the period.
(2) Beginning in fiscal 1995, the expense ratio reflects the effect of gross expenses paid indirectly by the Fund. Prior year expense ratios have not been adjusted.
(3) The lesser of purchases or sales of portfolio securities for a period, divided by the monthly average of the market value of portfolio securities owned during the period. Securities with a maturity or expiration date at the time of acquisition of one year or less are excluded from the calculation. Purchases and sales of investment securities (excluding short-term securities) for the period ended October 31, 1996 were $4,388,945 and $3,142,587, respectively.

                               See accompanying Notes to Financial Statements.




Notes to Financial Statements
The New York Tax-Exempt Income Fund, Inc.

1. Significant Accounting Policies

The New York Tax-Exempt Income Fund, Inc. (the Fund) is registered under the Investment Company Act of 1940, as amended, as a diversified, closed-end management investment company. The Fund seeks to provide high current income which is free from federal, New York State and New York City income taxes. The Fund's investment adviser is OppenheimerFunds, Inc. (the Manager). The following is a summary of significant accounting policies consistently followed by the Fund.

Investment Valuation -- Portfolio securities are valued at the close of the American Stock Exchange on the last day of each week on which day the American Stock Exchange is open. Listed and unlisted securities for which such information is regularly reported are valued at the last sale price of the day or, in the absence of sales, at values based on the closing bid or the last sale price on the prior trading day. Long-term and short-term 'non-money market' debt securities are valued by a portfolio pricing service approved by the Board of Directors. Such securities which cannot be valued by the approved portfolio pricing service are valued using dealer-supplied valuations provided the Manager is satisfied that the firm rendering the quotes is reliable and that the quotes reflect current market value, or are valued under consistently applied procedures established by the Board of Directors to determine fair value in good faith. Short-term 'money market type' debt securities having a remaining maturity of 60 days or less are valued at cost (or last determined market value) adjusted for amortization to maturity of any premium or discount.

Federal Taxes -- The Fund intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

Distributions to Shareholders -- The Fund intends to declare and pay dividends from net investment income monthly. Distributions from net realized gains on investments, if any, will be declared at least once each year.

Classification of Distributions to Shareholders  --
Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of premium amortization for tax purposes. The character of the distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gain (loss) was recorded by the Fund.

During the year ended October 31, 1996, the Fund adjusted the classification of net investment income and capital gain (loss) to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended October 31, 1996, amounts have been reclassified to reflect a decrease in undistributed net investment income of $898. Accumulated net realized loss on investments was decreased by the same amount.

Other -- Investment transactions are accounted for on the date the investments are purchased or sold (trade date). Original issue discount on securities purchased is amortized over the life of the respective securities, in




Notes to Financial Statements (Continued)
The New York Tax-Exempt Income Fund, Inc.
accordance with federal income tax requirements. For bonds acquired after April 30, 1993, on disposition or maturity, taxable ordinary income is recognized to the extent of the lesser of gain or market discount that would have accrued over the holding period. Realized gains and losses on investments and unrealized appreciation and depreciation are determined on an identified cost basis, which is the same basis used for federal income tax purposes. The Fund concentrates its investments in New York and, therefore, may have more credit risks related to the economic conditions of New York than a portfolio with a broader geographical diversification.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

2. Capital Stock

The Fund has authorized 250,000,000 shares of $.01 par value capital stock. Of these shares, 204,579 shares were reserved for issuance under a Dividend Reinvestment and Cash Purchase Plan. Transactions in shares of capital stock were as follows:

                              Year Ended October 31,
                  ----------------------------------------------
                           1996                    1995
                  ----------------------  ----------------------
                    Shares      Amount      Shares      Amount
                     -----     ---------     -----     ---------
Net increase
 from
 dividends and
 distributions
 reinvested.....      31,639   $ 308,225      30,958   $ 296,884
                       -----   ---------       -----   ---------
                       -----   ---------       -----   ---------

3. Unrealized Gains and Losses on Investments

At October 31, 1996, net unrealized appreciation on investments of $982,080 was composed of gross appreciation of $1,234,089, and gross depreciation of $252,009.

4. Management Fees and Other Transactions with Affiliates

Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 0.50% on the Fund's average annual net assets.

The Manager acts as the accounting agent for the Fund at an annual fee of $12,000, plus out-of-pocket costs and expenses reasonably incurred.

Shareholder Financial Services, Inc. (SFSI), a wholly owned subsidiary of the Manager, is the transfer agent and registrar for the Fund. Fees paid to SFSI are based on the number of accounts and the number of shareholder transactions, plus out-of-pocket costs and expenses.

Expenses paid indirectly represent a reduction of custodian fees for earnings on cash balances maintained by the Fund.

Independent Auditors' Report
The New York Tax-Exempt Income Fund, Inc.

The Board of Directors and Shareholders of
The New York Tax-Exempt Income Fund, Inc.:

We have audited the accompanying statement of assets and liabilities, including the statement of investments, of The New York Tax-Exempt Income Fund, Inc. as of October 31, 1996, the related statement of operations for the year then ended, the statements of changes in net assets for the years ended October 31, 1996 and 1995 and the financial highlights for the period November 1, 1991 to October 31, 1996. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at October 31, 1996 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of The New York Tax-Exempt Income Fund, Inc. at October 31, 1996, the results of its operations, the changes in its net assets, and the financial highlights for the respective stated periods, in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP

Denver, Colorado
November 21, 1996

                                  PART C

                             OTHER INFORMATION



Item 24.  Financial Statements and Exhibits.

          1.  Financial Statements.

              (a)  Statement of Investments - (See Part B,
Statement of Additional Information): filed herewith.

              (b) Statement of Assets and Liabilities - (See Part B, Statement of Additional Information): filed herewith.

              (c) Statement of Operations - (See Part B, Statement of Additional Information): filed herewith.

              (d) Statements of Changes in Net Assets - (See Part B, Statement of Additional Information): filed herewith.

              (e) Financial Highlights - (See Part B, Statement of Additional Information): filed herewith.

              (f)  Notes to Financial Statements - (See Part B,
Statement of Additional Information): filed herewith.

              (g)  Independent Auditors' Report - (See Part B,
Statement of Additional Information): filed herewith.

              (h)  Independent Auditors' Consent - (See Part B,
Statement of Additional Information): filed herewith.

          2.  Exhibits:

              (a)  Articles of Incorporation of the Registrant:
                   Previously filed as Exhibit 1 to Fund's
                   Registration Statement on Form N-2 (Investment Company Act File No. 811-5278), filed with the Securities and Exchange Commission on August 11, 1987, and refiled pursuant to Item 102 of Regulation S-T with Registrant's Amendment No. 11, 2/28/95, and incorporated herein by reference.

              (b)  By-Laws of the Registrant:  Previously filed as
                   Exhibit 2 to Amendment No. 1 to the Fund's
                   Registration Statement on Form N-2 (Investment Company Act File No. 811-5278), filed with the Securities and Exchange Commission on September 14, 1987, and refiled purusatn to Item 102 of Regulation S-T with Registrant's Amendment No. 11, 2/28/95, and incorporated herein by reference.


              (c)  Not applicable.

              (d) Specimen certificate for Shares of Capital Stock of the Registrant: Previously filed with Registrant's Amendment No. 7, 2/28/91, and refiled with Registrant's Amendment No. 11, 2/28/95, and refiled pursuant to Item 102 of Regulation S-T with Registrant's Amendment No. 11, 2/28/95, and incorporated herein by reference.


              (e)  See (j)(2) and (j)(3) below.

              (f)  Not applicable.

              (g)  Investment Advisory Agreement with
                   OppenheimerFunds, Inc. dated 10/22/90 -
                   Previously filed with Registrant's Amendment
                   No. 7, 2/28/91, and incorporated herein by reference.


              (h)  Not applicable.

              (i)  Not applicable.

              (j)  (1) Custodian Agreement between Registrant and
                       Citibank, N.A.: previously filed with
                       Registrant's Amendment No. 11, 2/28/95,
                       and incorporated herein by reference.


                   (2) Registrar, Transfer Agency and Service
                       Agreement between Registrant and
                       Shareholder Financial Services, Inc.:
                       previously filed with Registrant's
                       Amendment No. 11, 2/28/95, and
                       incorporated herein by reference.


                   (3) Co-Transfer Agency Agreement between
                       Registrant and United Missouri Trust
                       Company of New York: previously filed with Registrant's Amendment No. 11, 2/28/95, and incorporated herein by reference.


              (k)  Not applicable.

              (l)  Not applicable.

              (m)  Not applicable.

              (n)  Not applicable.

              (o)  Not applicable.

              (p)  Not applicable.

              (q)  Not applicable.

              (r)  Financial data schedule:  Filed herewith.

Item 25.  Marketing Arrangements.

          Inapplicable.

Item 26.  Other Expenses of Issuance and Distribution.

          Inapplicable.

Item 27.  Persons Controlled by or under Common Control with
          Registrant.

          None.

Item 28.  Number of Holders of Securities.


                                      (2)
                                Number of
                (1)             Record Holders at
          Title of Class        January 31, 1997

          Shares of Common Stock      912


Item 29.  Indemnification.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in connection with the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

       Registrant, in conjunction with the Registrant's Directors, and other registered management investment companies managed by the Adviser, generally maintains insurance on behalf of any person who is or was a Director, officer, employee, or agent of Registrant.

Item 30.  Business and Other Connections of Investment Adviser.

      (a) OppenheimerFunds, Inc. is the investment adviser of the Registrant; it and certain subsidiaries and affiliates act in the same capacity to other registered investment companies as described in Parts A and B hereof and listed in Item 28(b) below.


      (b) There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each officer and director of OppenheimerFunds, Inc. is, or at any time during the past two fiscal years has been, engaged for his/her own account or in the capacity of director, officer, employee, partner or trustee.



Name & Current Position          Other Business and Connections
with OppenheimerFunds, Inc.      During the Past Two Years
---------------------------      ------------------------------
Mark J.P. Anson,
Vice President                   Vice President of Oppenheimer Real Asset
                                 Management, Inc. ("ORAMI"); formerly Vice
                                 President of Equity Derivatives at
                                 Salomon Brothers, Inc.

Peter M. Antos,
Senior Vice President            An officer and/or portfolio manager of
                                 certain Oppenheimer funds; a Chartered
                                 Financial Analyst; Senior Vice President
                                 of HarbourView; prior to March, 1996 he
                                 was the senior equity portfolio manager
                                 for the Panorama Series Fund, Inc. (the
                                 "Company") and other mutual funds and
                                 pension funds managed by G.R. Phelps &
                                 Co. Inc. ("G.R. Phelps"), the Company's
                                 former investment adviser, which was a
                                 subsidiary of Connecticut Mutual Life
                                 Insurance Company; was also responsible
                                 for managing the common stock department
                                 and common stock investments of
                                 Connecticut Mutual Life Insurance Co.

Lawrence Apolito,
Vice President                   None.

Victor Babin,
Senior Vice President            None.

Bruce Bartlett,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; formerly a
                                 Vice President and Senior Portfolio
                                 Manager at First of America Investment
                                 Corp.

Ellen Batt,
Assistant Vice President         None

Kathleen Beichert,
Assistant Vice President         Formerly employed by Smith Barney, Inc.

David Bernard,
Vice President                   Previously a Regional Sales Director for
                                 Retirement Plan Services at Charles
                                 Schwab & Co., Inc.
Rajeev Bhaman,
Assistant Vice President         Formerly Vice President of Asian Equities
                                 for Barclays de Zoete Wedd, Inc.

Robert J. Bishop,
Vice President                   Assistant Treasurer of the Oppenheimer
                                 Funds (listed below); previously a Fund
                                 Controller for OppenheimerFunds, Inc.
                                 (the "Adviser").

George Bowen,
Senior Vice President & Treasurer     Treasurer of the New York-based
                                      Oppenheimer Funds; Vice President,
                                      Assistant Secretary and Treasurer of the
                                      Denver-based Oppenheimer Funds. Vice
                                      President and Treasurer of
                                      OppenheimerFunds Distributor, Inc. (the
                                      "Distributor") and HarbourView Asset
                                      Management Corporation ("HarbourView"),
                                      an investment adviser subsidiary of the
                                      Adviser; Senior Vice President,
                                      Treasurer, Assistant Secretary and a
                                      director of Centennial Asset Management
                                      Corporation ("Centennial"), an investment
                                      adviser subsidiary of the Adviser; Vice
                                      President, Treasurer and Secretary of
                                      Shareholder Services, Inc. ("SSI") and
                                      Shareholder Financial Services, Inc.
                                      ("SFSI"), transfer agent subsidiaries of
                                      the Adviser; Director, Treasurer and
                                      Chief Executive Officer of MultiSource
                                      Services, Inc.; Vice President and
                                      Treasurer of Oppenheimer Real Asset
                                      Management, Inc.; President, Treasurer
                                      and Director of Centennial Capital
                                      Corporation; Vice President and Treasurer
                                      of Main Street Advisers.

Scott Brooks,
Assistant Vice President         None.

Susan Burton,
Assistant Vice President         Previously a Director of Educational
                                 Services for H.D. Vest Investment
                                 Securities, Inc.

Michael A. Carbuto,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; Vice President
                                 of Centennial.

Ruxandra Chivu,
Assistant Vice President         None.

O. Leonard Darling,
Executive Vice President         Formerly Co-Director of Fixed Income for
                                 State Street Research & Management Co.

Robert A. Densen,
Senior Vice President            None.

Sheri Devereux,
Assistant Vice President         None.

Robert Doll, Jr.,
Executive Vice President and
Director                         An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

John Doney,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

Andrew J. Donohue,
Executive Vice President,
General Counsel and Director     Secretary of the New York-based
                                 Oppenheimer Funds; Vice President and
                                 Secretary of the Denver-based Oppenheimer
                                 Funds; Secretary of the Oppenheimer Quest
                                 and Oppenheimer Rochester Funds;
                                 Executive Vice President, Director and
                                 General Counsel of the Distributor;
                                 President and a Director of Centennial;
                                 Chief Legal Officer and a Director of
                                 MultiSource Services, Inc.; President and
                                 a Director of Oppenheimer Real Asset
                                 Management, Inc.; Executive Vice
                                 President, General Counsel and Director
                                 of SFSI and SSI; formerly Senior Vice
                                 President and Associate General Counsel
                                 of the Adviser and the Distributor.

George Evans,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

Scott Farrar,
Vice President                   Assistant Treasurer of the New York-based
                                 and Denver-based Oppenheimer funds.

Leslie A. Falconio,
Assistant Vice President         None.

Katherine P. Feld,
Vice President and Secretary     Vice President and Secretary of
                                 OppenheimerFunds Distributor, Inc.;
                                 Secretary of HarbourView Asset Management
                                 Corporation, MultiSource Services, Inc.
                                 and Centennial Asset Management
                                 Corporation; Secretary, Vice President
                                 and Director of Centennial Capital
                                 Corporation; Vice President and Secretary
                                 of ORAMI.

Ronald H. Fielding,
Senior Vice President; Chairman:
Rochester Division               An officer, Director and/or portfolio
                                 manager of certain Oppenheimer funds.
                                 Formerly Chairman of the Board and
                                 Director of Rochester Fund Distributors,
                                 Inc. ("RFD"), President and Director of
                                 Fielding Management Company, Inc.
                                 ("FMC"), President and Director of
                                 Rochester Capital Advisors, Inc.
                                 ("RCAI"), Managing Partner of Rochester
                                 Capital Advisors, L.P., President and
                                 Director of Rochester Fund Services, Inc.
                                 ("RFS"), President and Director of
                                 Rochester Tax Managed Fund, Inc.
John Fortuna,
Vice President                   None.

Patricia Foster,
Vice President                   Formerly she held the following
                                 positions:  An officer of certain
                                 Oppenheimer funds; Secretary and General
                                 Counsel of Rochester Capital Advisors,
                                 L.P. and Secretary of Rochester Tax
                                 Managed Fund, Inc.

Jennifer Foxson,
Assistant Vice President         None.

Robert G. Galli,
Vice Chairman                    Trustee of the New York-based Oppenheimer
                                 Funds; Vice President and Counsel of OAC;
                                 formerly he held the following positions:
                                 Vice President and a director of
                                 HarbourView and Centennial, a director of
                                 SFSI and SSI, an officer of other
                                 Oppenheimer Funds.

Linda Gardner,
Assistant Vice President         None.

Jill Glazerman,                  None.
Assistant Vice President

Ginger Gonzalez,
Vice President, Director of
Marketing Communications         Formerly 1st Vice President / Director of
                                 Graphic and Print Communications for
                                 Shearson Lehman Brothers.

Mildred Gottlieb,
Assistant Vice President         Formerly served as a Strategy Consultant
                                 for the Private Client Division of
                                 Merrill Lynch.

Caryn Halbrecht,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; formerly Vice
                                 President of Fixed Income Portfolio
                                 Management at Bankers Trust.

Glenna Hale,
Director of Investor Marketing   Formerly Vice President (1994-1997) of
                                 Retirement Plans Services for
                                 OppenheimerFunds Services.

Barbara Hennigar,
Executive Vice President and
President and Chief Executive
Officer of OppenheimerFunds
Services, a division of the Adviser   President and Director of SFSI; President
                                      and Chief Executive Officer of SSI.


Dorothy Hirshman,
Assistant Vice President         None.

Alan Hoden,
Vice President                   None.

Merryl Hoffman,
Vice President                   None.


Scott T. Huebl,
Assistant Vice President         None.

Richard Hymes,
Assistant Vice President         None.

Jane Ingalls,
Assistant Vice President         Formerly a Senior Associate with
                                 Robinson, Lake/Sawyer Miller.
Ronald Jamison,
Vice President                   Formerly Vice President and        Associate
                                 General Counsel at
                                 Prudential Securities, Inc.

Frank Jennings,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds.  Formerly a
                                 Managing Director of Global Equities at
                                 Paine Webber's Mitchell Hutchins
                                 division.

Heidi Kagan,
Assistant Vice President         None.

Thomas W. Keffer,
Vice President                   Formerly Senior Managing Director of Van
                                 Eck Global.

Avram Kornberg,
Vice President                   Formerly a Vice President with Bankers
                                 Trust.

Joseph Krist,
Assistant Vice President         None.

Paul LaRocco,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds. Formerly a
                                 Securities Analyst for Columbus Circle
                                 Investors.

Michael Levine,
Assistant Vice President         None.

Shanquan Li,
Assistant Vice President         Director of Board (since 2/96), Chinese
                                 Finance Society; formerly Chairman
                                 (11/94-2/96)), Chinese Finance Society;
                                 and Director (6/94-6/95), Greater China
                                 Business Networks.

Stephen F. Libera,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; a Chartered
                                 Financial Analyst; a Vice President of
                                 HarbourView; prior to March, 1996 he was
                                 the senior bond portfolio manager for
                                 Panorama Series Fund, Inc., other mutual
                                 funds and pension accounts managed by
                                 G.R. Phelps; was also responsible for
                                 managing the public fixed-income
                                 securities department at Connecticut
                                 Mutual Life Insurance Co.


Mitchell J. Lindauer,
Vice President                   None.

David Mabry,
Assistant Vice President         None.

Loretta McCarthy,
Executive Vice President         None.

Bridget Macaskill,
President, Chief Executive Officer
and Director                     President, Director and Trustee of the
                                 New York-based and the Denver-based
                                 Oppenheimer funds; President and a
                                 Director of OAC, HarbourView and
                                 Oppenheimer Partnership Holdings, Inc.;
                                 Director of ORAMI; Chairman and Director
                                 of SSI; a Director of Oppenheimer Real
                                 Asset Management, Inc.

Timothy Martin,
Assistant Vice President         Formerly Vice President, Mortgage
                                 Trading, at S.N. Phelps & Co.,     Salomon
                                 Brothers, and Kidder Peabody.

Sally Marzouk,
Vice President                   None.

Michelle McCann,
Assistant Vice President         Formerly Vice President, Quest for Value
                                 Distributors, Oppenheimer Capital
                                 Corporation.

Lisa Migan,
Assistant Vice President,        None.

Robert J. Milnamow,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds. Formerly a
                                 Portfolio Manager with Phoenix Securities
                                 Group.

Denis R. Molleur,
Vice President                   None.

Linda Moore,
Vice President                   Formerly Marketing Manager (July, 1995 -
                                 November, 1996) for Chase Investment
                                 Services Corp.

Kenneth Nadler,
Vice President                   None.

David Negri,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

Barbara Niederbrach,
Assistant Vice President         None.

Robert A. Nowaczyk,
Vice President                   None.

Gina M. Palmieri,
Assistant Vice President         None.

Robert E. Patterson,
Senior Vice President            An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

John Pirie,
Assistant Vice President         Formerly a Vice President with Cohane
                                 Rafferty Securities, Inc.

Tilghman G. Pitts III,
Executive Vice President         Chairman and Director of the Distributor.

Jane Putnam,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds. Formerly
                                 Senior Investment Officer and Portfolio
                                 Manager with Chemical Bank.

Russell Read,
Vice President                   Consultant for Prudential Insurance on
                                 behalf of the General Motors Pension
                                 Plan.

Thomas Reedy,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds. Formerly a
                                 Securities Analyst for the Adviser.

David Robertson,
Vice President                   None.

Adam Rochlin,
Vice President                   Formerly a Product Manager for
                                 Metropolitan Life Insurance Company.

Michael S. Rosen
Vice President; President:
Rochester Division               An officer and/or portfolio manager of
                                 certain Oppenheimer funds. Formerly Vice
                                 President of RFS, President and Director
                                 of RFD, Vice President and Director of
                                 FMC, Vice President and director of RCAI,
                                 General Partner of RCA, an officer and/or
                                 portfolio manager of certain Oppenheimer
                                 funds.

David Rosenberg,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds.
Richard H. Rubinstein,
Senior Vice President            An officer and/or portfolio manager of
                                 certain Oppenheimer funds; formerly Vice
                                 President and Portfolio Manager/Security
                                 Analyst for Oppenheimer Capital Corp., an
                                 investment adviser.

Lawrence Rudnick,
Assistant Vice President         Formerly Vice President of Dollar Dry
                                 Dock Bank.

James Ruff,
Executive Vice President         None.

Valerie Sanders,
Vice President                   None.

Ellen Schoenfeld,
Assistant Vice President         None.

Stephanie Seminara,
Vice President                   Formerly Vice President of Citicorp
                                 Investment Services.

Diane Sobin,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; formerly a
                                 Vice President and Senior Portfolio
                                 Manager for Dean Witter InterCapital,
                                 Inc.

Richard A. Soper,                None.
Assistant Vice President

Nancy Sperte,
Executive Vice President
                                 None.

Donald W. Spiro,
Chairman Emeritus and Director   Vice Chairman and Trustee of the New
                                 York-based Oppenheimer Funds; formerly
                                 Chairman of the Adviser and the
                                 Distributor.

Arthur Steinmetz,
Senior Vice President            An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

Ralph Stellmacher,
Senior Vice President            An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

John Stoma,
Senior Vice President,
Director Retirement Plans        Formerly Vice President of U.S. Group
                                 Pension Strategy and Marketing for
                                 Manulife Financial.

Michael C. Strathearn,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; a Chartered
                                 Financial Analyst; a Vice President of
                                 HarbourView; prior to March, 1996 he was
                                 an equity portfolio manager for Panorama
                                 Series Fund, Inc. and other mutual funds
                                 and pension accounts managed by G.R.
                                 Phelps.

James C. Swain,
Vice Chairman of the Board       Chairman, CEO and Trustee, Director or
                                 Managing Partner of the Denver-based
                                 Oppenheimer Funds; President and a
                                 Director
                                 of Centennial; formerly President and
                                 Director of OAMC, and Chairman of the
                                 Board of SSI.

James Tobin,
Vice President                   None.

Jay Tracey,
Vice President                   Vice President of the Adviser; Vice
                                 President and Portfolio Manager of
                                 Oppenheimer Discovery Fund, Oppenheimer
                                 Global Emerging Growth Fund and
                                 Oppenheimer Enterprise Fund.  Formerly
                                 Managing Director of Buckingham Capital
                                 Management.

Gary Tyc,
Vice President, Assistant
Secretary and Assistant Treasurer     Assistant Treasurer of the Distributor
                                      and SFSI.

Ashwin Vasan,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

Dorothy Warmack,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds.

Jerry A. Webman,
Senior Vice President            Director of New York-based tax-exempt
                                 fixed income Oppenheimer Funds; Formerly
                                 Managing Director and Chief Fixed Income
                                 Strategist at Prudential Mutual Funds.

Christine Wells,
Vice President                   None.

Joseph Welsh,
Assistant Vice President         None.

Kenneth B. White,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; a Chartered
                                 Financial Analyst; Vice President of
                                 HarbourView; prior to March, 1996 he was
                                 an equity portfolio manager for Panorama
                                 Series Fund, Inc. and other mutual funds
                                 and pension funds managed by G.R. Phelps.

William L. Wilby,
Senior Vice President            An officer and/or portfolio manager of
                                 certain Oppenheimer funds; Vice President
                                 of HarbourView.

Carol Wolf,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; Vice President
                                 of Centennial; Vice President, Finance
                                 and Accounting and member of the Board of
                                 Directors of the Junior League of Denver,
                                 Inc.

Robert G. Zack,
Senior Vice President and
Assistant Secretary              Associate General Counsel of the Adviser;
                                 Assistant Secretary of the Oppenheimer
                                 Funds; Assistant Secretary of SSI, SFSI;
                                 an officer of other Oppenheimer Funds.

Arthur J. Zimmer,
Vice President                   An officer and/or portfolio manager of
                                 certain Oppenheimer funds; Vice President
                                 of Centennial.


The Oppenheimer Funds include the New York-based Oppenheimer Funds, the Denver-based Oppenheimer Funds, and the Quest/Rochester Funds, set forth below:


New York-based Oppenheimer Funds
--------------------------------
Oppenheimer Multiple Strategies Fund
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Discovery Fund
Oppenheimer Enterprise Fund
Oppenheimer Global Emerging Growth Fund
Oppenheimer Global Fund
Oppenheimer Global Growth & Income Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multi-Sector Income Trust
Oppenheimer Multi-State Municipal Trust
Oppenheimer New York Municipal Fund
Oppenheimer Fund
Oppenheimer Series Fund, Inc.
Oppenheimer Municipal Bond Fund
Oppenheimer U.S. Government Trust
Oppenheimer World Bond Fund
Oppenheimer Developing Markets Fund

Denver-based Oppenheimer Funds
------------------------------
Centennial America Fund, L.P.
Centennial California Tax Exempt Trust
Centennial Government Trust
Centennial Money Market Trust
Centennial New York Tax Exempt Trust
Centennial Tax Exempt Trust
Daily Cash Accumulation Fund, Inc.
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Equity Income Fund
Oppenheimer High Yield Fund
Oppenheimer Integrity Funds
Oppenheimer International Bond Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Main Street Funds, Inc.
Oppenheimer Strategic Income Fund
Oppenheimer Strategic Income & Growth Fund
Oppenheimer Municipal Fund
Oppenheimer Total Return Fund, Inc.
Oppenheimer Variable Account Funds
Panorama Series Fund, Inc.
The New York Tax-Exempt Income Fund, Inc.

Quest/Rochester Funds
---------------------------------
Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Quest For Value Funds
Oppenheimer Bond Fund For Growth
Rochester Fund Municipals
Limited-Term New York Municipal Fund

     The address of OppenheimerFunds, Inc., the New York-based
Oppenheimer Funds, Quest funds, OppenheimerFunds Distributor, Inc., HarbourView Asset Management Corp., Oppenheimer Partnership
Holdings, Inc., and Oppenheimer Acquisition Corp. is Two World
Trade Center, New York, New York 10048-0203.

     The address of the Denver-based Oppenheimer Funds, Shareholder Financial Services, Inc., Shareholder Services, Inc.,
OppenheimerFunds Services, Centennial Asset Management Corporation, Centennial Capital Corp., and Oppenheimer Real Asset Management,
Inc. is 6803 South Tucson Way, Englewood, Colorado 80112.

     The address of MultiSource Services, Inc. is 1700 Lincoln
Street, Denver, Colorado 80203.

     The address of Oppenheimer Bond Fund For Growth, Rochester
Fund Municipals and Limited Term New York Municipal Fund is 350
Linden Oaks, Rochester, New York 14625-2807.



Item 31. Not Applicable

Item 32.Location of Accounts and Records.

All accounts, books and other documents, required to be maintained by the Registrant under Section 31(a) of the Investment Company Act of 1940 and the Rule thereunder are maintained by OppenheimerFunds, Inc. at its offices at 6803 South Tucson Way, Englewood, Colorado 80112.

Item 33.  Management Services.

          The Registrant is not a party to any management-related service contract not discussed in Part A of this Registration
Statement.

Item 34.  Undertakings.

          1. The Registrant undertakes to suspend the offering of the shares covered hereby until it amends its prospectus if (1) subsequent to the effective date of this Registration Statement, its net asset value per share declines more than 10 percent from its net asset value per share as of the effective date of this Registration Statement, or (2) its net asset value increases to an amount greater than its net proceeds as stated in the prospectus.

          2.   Inapplicable

          3.   Inapplicable

          4.   Inapplicable

          5.   Inapplicable

          6.   Inapplicable

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado on the 20th day of February, 1997.


                    THE NEW YORK TAX-EXEMPT INCOME FUND

                    By: /s/ James C. Swain
                    ----------------------------
                    James C. Swain

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated:


Signatures               Title                 Date

/s/ James C. Swain*      Chairman of the       February 20, 1997
----------------------   Board of Directors
James C. Swain

/s/ Jon S. Fossel*       Director              February 20, 1997
----------------------
Jon S. Fossel

/s/ George C. Bowen*     Chief Financial       February 20, 1997
----------------------   and Accounting
George C. Bowen          Officer

/s/ Robert G. Avis*      Director              February 20, 1997
----------------------
Robert G. Avis

/s/ William A. Baker*    Director              February 20, 1997
----------------------
William A. Baker


/s/ Charles Conrad Jr.*  Director              February 20, 1997
----------------------
Charles Conrad, Jr.

/s/ Sam Freedman         Director              February 20, 1997
----------------------
Sam Freedman



/s/ Raymond J. Kalinowski*                     Director  February 20, 1997
-------------------------
Raymond J. Kalinowski

/s/ Howard Kast*         Director              February 20, 1997
------------------------
C. Howard Kast

/s/ Robert M. Kirchner*  Director              February 20, 1997
------------------------
Robert M. Kirchner

/s/ Bridget A. Macaskill President & Director  February 20, 1997
------------------------
Bridget A. Macaskill

/s/ Ned M. Steel*        Director              February 20, 1997
------------------------
Ned M. Steel


*By: /s/ Robert G. Zack
--------------------------------
Robert G. Zack, Attorney-in-Fact

                 THE NEW YORK TAX-EXEMPT INCOME FUND, INC.
                         Registration No. 811-5278


                      Post-Effective Amendment No. 11

                             Index to Exhibits



Exhibit No.        Description

24(1)(h)           Independent Auditor's Consent

24(2)(r)           Financial Data Schedule

   -- Powers of Attorney - For Bridget A. Macaskill and Sam Freedman